UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

VAXART, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED MARCH 31, 2025

VAXART, INC.

170 Harbor Way, Suite 300

South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, May 21, 2025

Dear Stockholder:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Vaxart, Inc., a Delaware corporation. The meeting will be held in a virtual-only format via live webcast on Wednesday, May 21, 2025, at 8:30 a.m. Pacific Time through live webcast of the meeting, which you can access by visiting http://www.virtualshareholdermeeting.com/VXRT2025 and entering the 16‐digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials for the following purposes:

1.	To elect the board of directors’ six nominees for director to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

2.

To adopt and approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of issued shares of the Company’s common stock into a lesser number of shares by a ratio of not less than 1-for-5 and not more than 1-for-50, with the exact ratio to be set within this range by the board of directors of the Company in its sole discretion, in the form attached as Annex A to this proxy statement.

3.	To ratify the selection by our Audit Committee of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2025.

4.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.

5.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this notice.

The record date for the Annual Meeting is March 26, 2025. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Michael J. Finney, Ph.D.

Chair of the Board

South San Francisco, California

__________, 2025

We are primarily providing access to our proxy materials over the internet pursuant to the Securities and Exchange Commission’s notice and access rules. On or about April 11, 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) that will indicate how to access our 2025 Proxy Statement and 2024 Annual Report on the internet and will include instructions on how you can receive a paper copy of the annual meeting materials, including the notice of annual meeting, proxy statement, and proxy card.

Whether or not you expect to attend the meeting electronically, please submit a proxy or voting instructions for your shares promptly using the directions on your Notice, or, if you elected to receive printed proxy materials by mail, your proxy card, by one of the following methods: (1) over the internet at http://www.proxyvote.com, including by scanning the QR code provided on the Notice or proxy card with your mobile device, (2) by telephone by calling the toll-free number (800) 690-6903, or (3) if you elected to receive printed proxy materials by mail, by marking, dating, and signing your proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote if you attend the meeting electronically. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Section	Page

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	8

PROPOSAL NO. 1 - ELECTION OF DIRECTORS	9

Information Regarding the Board of Directors and Corporate Governance	12
Information Regarding Committees of the Board of Directors	13
Stockholder Communications with the Board of Directors	19
Code of Ethics	19
Anti-Hedging/Pledging Policy	19
Insider Trading Policies and Procedures	19
Compensation Recovery Policy	19
Corporate Governance Guidelines	19

PROPOSAL NO. 2 - ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ISSUED SHARES OF THE COMPANY’S COMMON STOCK INTO A LESSER NUMBER OF OUTSTANDING SHARES BY A RATIO OF NOT LESS THAN 1-FOR-5 AND NOT MORE THAN 1-FOR-50, WITH THE EXACT RATIO TO BE SET WITHIN THIS RANGE BY THE BOARD IN ITS SOLE DISCRETION WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF OUR STOCKHOLDERS	20

PROPOSAL NO. 3 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	28

PROPOSAL NO. 4 - APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT	29

EXECUTIVE OFFICERS	30

EXECUTIVE COMPENSATION	31

DIRECTOR COMPENSATION	42

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	44

DELINQUENT SECTION 16(a) REPORTS	45

TRANSACTIONS WITH RELATED PARTIES	46

HOUSEHOLDING OF PROXY MATERIALS	47

FORM 10-K INFORMATION; OTHER SEC FILINGS	47

OTHER MATTERS	47

ANNEXES:

Annex A: Certificate of Amendment to Restated Certificate of Incorporation	A-1

i

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED MARCH 31, 2025

VAXART, INC.

170 Harbor Way, Suite 300

South San Francisco, California 94080

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, May 21, 2025

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Who is Vaxart?

We are a clinical-stage biotechnology company primarily focused on the development of oral recombinant vaccines based on our Vector-Adjuvant-Antigen Standardized Technology (“VAAST”) proprietary oral vaccine platform. Our oral vaccines are designed to generate broad and durable immune responses that may protect against a wide range of infectious diseases and may be useful for the treatment of chronic viral infections and cancer. Our investigational vaccines are administered using a room temperature-stable tablet, rather than by injection.

We are developing prophylactic vaccine candidates that target a range of infectious diseases, including norovirus (a widespread cause of acute gastroenteritis), coronavirus, including SARS-CoV-2 (the virus that causes coronavirus disease 2019 (“COVID-19”)), and influenza.

We believe our oral tablet vaccine candidates potentially offer important advantages:

First, they are designed to generate broad and durable immune responses, including systemic, mucosal and T cell responses, which may enhance protection against certain infectious diseases, such as norovirus, COVID-19 and influenza, and may have potential clinical benefit for certain cancers and chronic viral infections, such as those caused by human papillomavirus.

Second, our tablet vaccine candidates are designed to provide a more efficient and convenient method of administration, enhance patient acceptance and reduce distribution bottlenecks, which we believe will improve the effectiveness of vaccination campaigns.

Vaxart Biosciences, Inc. was originally incorporated in California under the name West Coast Biologicals, Inc. in March 2004 and changed its name to Vaxart, Inc. (“Private Vaxart”) in July 2007, when it reincorporated in the state of Delaware.

On February 13, 2018, Private Vaxart completed a reverse merger (the “Merger”) with Aviragen Therapeutics, Inc. (“Aviragen”), pursuant to which Private Vaxart survived as a wholly owned subsidiary of Aviragen. Under the terms of the Merger, Aviragen changed its name to Vaxart, Inc. and Private Vaxart changed its name to Vaxart Biosciences, Inc. Unless otherwise indicated, all references to “Vaxart,” “we,” “us,” “our” or the “Company” in this proxy statement mean Vaxart, Inc., the combined company.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (“Notice”), because the board of directors of Vaxart is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournment or postponement of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in your Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in your Notice.

We intend to mail the Notice of Internet Availability of Proxy Materials on or about April 11, 2025, to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to http://www.proxyvote.com, call (800) 579-1639, or send an email to sendmaterials@proxyvote.com. Please have your proxy card in hand when you access the website or call and follow the instructions provided therein.

How do I attend the Annual Meeting?

The meeting will be held in a virtual-only format via live webcast on May 21, 2025, at 8:30 a.m. Pacific Time at http://www.virtualshareholdermeeting.com/VXRT2025. Information on how to vote electronically at the Annual Meeting is discussed below. You will also be able to listen and participate in the Annual Meeting as well as vote and submit your questions during a live webcast of the meeting by visiting http://www.virtualshareholdermeeting.com/VXRT2025 and entering the 16‐digit control number included in your Notice, on your proxy card or in the instructions that accompanied your proxy materials. As always, we encourage you to vote your shares prior to the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 26, 2025, will be entitled to vote at the Annual Meeting. On the record date, there were 228,208,284 shares of our common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on the record date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote electronically at the meeting by visiting http://www.virtualshareholdermeeting.com/VXRT2025, vote by proxy, or vote in advance of the meeting by visiting http://www.proxyvote.com and entering the 16‐digit control number included in your Notice. Whether or not you plan to attend the meeting electronically, we urge you to submit a proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and your Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent regarding how to vote the shares in your account. You are also invited to electronically attend the Annual Meeting or vote by visiting http://www.virtualshareholdermeeting.com/VXRT2025 and entering the 16‐digit control number included in your Notice. However, since you are not the stockholder of record, you may not vote your shares electronically at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

●	Proposal No. 1 - To elect six directors to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.

●

Proposal No. 2 - To adopt and approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of issued shares of the Company’s common stock into a lesser number of shares by a ratio of not less than 1-for-5 and not more than 1-for-50, with the exact ratio to be set within this range by the board of directors of the Company in its sole discretion, in the form attached as Annex A to this proxy statement..

●	Proposal No. 3 - To ratify the selection by our Audit Committee of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2025.

●	Proposal No. 4 - To approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.

What if another matter is properly brought before the meeting?

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” the nominees to the board of directors or you may “Withhold” your vote for all nominees or any nominee you specify. For all other proposals you may vote “For” or “Against” or abstain from voting.

The procedures for voting are simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote electronically at the Annual Meeting, vote by proxy at the meeting, vote by proxy in advance of the meeting through the internet by visiting http://www.proxyvote.com and entering the 16‐digit control number included in your Notice, or submit a proxy to vote your shares in advance of the meeting by using a proxy card that you may request or that we may elect to deliver at a later time or by telephone or the internet. Whether or not you plan to attend the meeting electronically, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting virtually and vote electronically even if you have already voted by proxy.

●	To vote electronically at the Annual Meeting, visit http://www.virtualshareholdermeeting.com/VXRT2024 and enter the 16‐digit control number included in your Notice.

●

To submit a proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, the proxyholders named therein will vote your shares as you direct.

●

To submit a proxy over the telephone, dial toll-free (800) 690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from your Notice. Your telephone vote should be received by 11:59 p.m., Eastern Time on May 20, 2025 in order to ensure that it is counted.

●

To submit a proxy through the internet, go to http://www.proxyvote.com to complete an electronic proxy card (or scanning the QR code provided on the Notice or proxy card with your mobile device). You will be asked to provide the company number and control number from your Notice. Your proxy submitted by internet should be received by 11:59 p.m., Eastern Time on May 20, 2025 in order to ensure that it is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Vaxart. Simply follow the voting instructions in your Notice to ensure that your vote is counted. To vote electronically at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form. You may also vote during the meeting by visiting http://www.virtualshareholdermeeting.com/VXRT2025 and entering the 16‐digit control number included in your Notice.

The ability to submit a proxy via the internet may be provided to allow you to submit a proxy to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you hold as of March 26, 2025.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not submit a proxy by completing and delivering your proxy card or through the internet or telephone, and do not vote virtually at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or NYSE, deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of NYSE, which apply regardless of whether an issuer is listed on the NYSE or The Nasdaq Stock Market (“Nasdaq”), “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal Nos. 1 and 4 without your instructions, but may vote your shares on Proposal Nos. 2 and 3 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

●	“For” the election of the six nominees for director;

●

“For” the adoption and approval of an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of issued shares of the Company’s common stock into a lesser number of shares by a ratio of not less than 1-for-5 and not more than 1-for-50, with the exact ratio to be set within this range by the board of directors of the Company in its sole discretion, in the form attached as Annex A to this proxy statement;

●	“For” the ratification of the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2025; and

●	“For” the non-binding, advisory approval of executive compensation.

If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using your proxyholder’s best judgment.

Who is paying for this proxy solicitation?

The solicitation is being made by the Company, and the Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners. We have engaged Campaign Management, LLC, a proxy solicitation firm, to assist in the solicitation of proxies and provide related advice and informational support for a fee of $8,500 plus out-of-pocket expenses and customary disbursements.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of your Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.

●	You may grant a subsequent proxy by telephone or through the internet.

●	You may send a timely written notice that you are revoking your proxy to our Secretary at 170 Harbor Way, Suite 300, South San Francisco, California 94080.

●

You may attend the Annual Meeting virtually and vote electronically by visiting http://www.virtualshareholdermeeting.com/VXRT2025 and entering the 16‐digit control number included in your Notice, on your proxy card or in the instructions that accompanied your proxy materials. Simply attending or participating in the Annual Meeting will not, by itself, revoke your proxy.

Your latest proxy card or other proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for the 2026 annual meeting of stockholders?

Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings for inclusion in our proxy statement in accordance with regulations adopted by the SEC under Rule 14a-8 of the Exchange Act. To be considered for inclusion in the proxy statement and form of proxy relating to our 2026 annual meeting of stockholders, such proposals must be received by our Secretary at our executive offices at 170 Harbor Way, Suite 300, South San Francisco, California 94080, no later than December 12, 2025. Our Bylaws set an advance notice procedure for proposals a stockholder wishes to present directly at an annual meeting (rather than submitting for inclusion in our proxy statement under Rule 14a-8) and for director nominations.

To be considered for presentation at the 2026 annual meeting, proposals that are not submitted for inclusion in our proxy statement under Rule 14a-8 and nominations (whether or not submitted for inclusion in or proxy statement under Rule 14a-19) submitted through our advance notice procedure must be received at the above address not less than 90 days nor more than 120 days prior to the first anniversary of this year’s annual meeting of stockholders. However, in the event that the date of the 2026 annual meeting is advanced by more than 30 days, or delayed by more than 70 days (60 days with respect to nominations), from the first anniversary of this year’s annual meeting, then such a proposal or nomination must be received no earlier than the 120th day prior to the date of the 2026 annual meeting and not later than the close of business on the later of (A) the 90th day prior to the 2026 annual meeting and (B) the 10th day following the day on which notice of the date of the 2026 annual meeting was mailed or public disclosure of the date of the 2026 annual meeting was made, whichever first occurs. You are also advised to review our Bylaws, which contain a description of the information required to be submitted with notices of any such proposal or nomination as well as additional requirements about advance notice of stockholder proposals and director nominations.

In addition to satisfying the foregoing requirements under our Bylaws, including advance notice of director nominations, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Vaxart nominees must, in addition to complying with the requirement of our Bylaws, provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than March 23, 2026. Such notice may be mailed to the Corporate Secretary at 170 Harbor Way, Suite 300, South San Francisco, California 94080.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count, (a) for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes, and (b) with respect to the other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Assuming a quorum is present, abstentions and broker non-votes will have no effect, and will not be counted towards the vote total, for Proposal Nos. 1 and 4. Abstentions will have no effect on Proposal Nos. 2 and 3 and, because Proposal Nos. 2 and 3 are “routine,” we do not expect that any broker non-votes will occur with respect to those proposals.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by NYSE to be “non-routine,” the broker or nominee cannot vote the shares. When there is at least one “routine” matter to be considered at a meeting, and a broker exercises its discretionary authority on any such “routine” matter with respect to any uninstructed shares, “broker non-votes” occur with respect to the “non-routine” matters for which the broker lacks discretionary authority to vote such uninstructed shares.

How many votes are needed to approve each proposal?

●

Proposal No. 1 - For the election of directors, the nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Assuming a quorum is present, abstentions and broker non-votes will have no effect on this proposal.

●

Proposal No. 2 - To adopt the amendment to our Restated Certificate of Incorporation, the proposal must be approved by a majority of the votes cast on such proposal. If you “Abstain” from voting, it will have no effect on this proposal. Because this proposal is “routine,” we do not expect that any broker non-votes will occur with respect to this proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal.

●

Proposal No. 3 - To ratify the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2025, the proposal must be approved by a majority of the votes cast on such proposal. If you “Abstain” from voting, it will have no effect on this proposal. Because this proposal is “routine,” we do not expect that any broker non-votes will occur with respect to this proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal.

●

Proposal No. 4 - To approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement, the proposal must be approved by a majority of the votes cast on such proposal. Assuming a quorum is present, abstentions and broker non-votes will have no effect on this proposal.

What is the quorum requirement?

A quorum of stockholders is generally required to hold a valid meeting of stockholders. A quorum is present if stockholders holding at least one-third in voting power of the outstanding shares entitled to vote at a meeting are present at the meeting in person or represented by proxy.

Any shares that you hold of record will be counted towards the establishment of a quorum only if you submit a valid proxy or if you or your proxy attend the meeting virtually. If you are a beneficial holder of shares held through a broker, bank, or other nominee, your shares will be counted towards the establishment of a quorum if you provide voting instructions with respect to such shares, if you obtain a proxy to vote such shares and attend the meeting virtually or if you fail to provide voting instructions with respect to such shares and your broker, bank, or other nominee exercises its discretionary authority and votes your shares on Proposal Nos. 2 or 3 at the meeting.

Shares for which abstentions or broker non-votes occur on any proposal will be counted towards the establishment of a quorum.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the meeting, we intend to file a current report on Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional current report on Form 8-K to publish the final results.

What can I do if I need technical assistance accessing or participating in the meeting?

If you encounter any technical difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the live webcast log-in page.

If I can’t attend the meeting, how do I vote or listen to it later?

You do not need to attend the virtual meeting to vote if you submitted your vote via proxy in advance of the meeting. A replay of the meeting, including the questions answered during the meeting, will be available on http://www.vaxart.com for one year following the meeting date.

What happens if a change to the Annual Meeting is necessary due to exigent circumstances?

We intend to hold the Annual Meeting in a virtual-format only via live webcast. Please monitor the Investor Relations section of our website at http://www.vaxart.com for updated information. If you are planning to attend our Annual Meeting virtually, please check the website one week prior to the Annual Meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the “safe harbor” created by those sections, concerning our business, operations, and financial performance and condition as well as our plans, objectives, and expectations for business operations and financial performance and condition. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. You can identify these statements by words such as “anticipate,” “assume,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and management’s beliefs and assumptions and are not guarantees of future performance or development and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this proxy statement may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under “Item 1A - Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and any risk factors disclosed in any subsequent Quarterly Reports on Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the filing date of this proxy statement. Unless required by law, we do not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this proxy statement.

This proxy statement also contains market data related to our business and industry. These market data include projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may harm our business, results of operations, financial condition, and the market price of our common stock.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

What am I voting on?	Electing the six director nominees identified below to hold office until the 2026 annual meeting of stockholders or until his or her successor is elected or appointed.
Vote recommendation:	FOR the election of each of the six director nominees.
Vote required:	Directors are elected by a plurality of the votes cast such that the six nominees receiving the most votes FOR their election will be elected as directors.
Effect of abstentions:	None
Effect of broker non-votes:	None.

Our board of directors is comprised of six members all of whom, except Kevin P. Finney who was appointed by our board of directors to fill a vacancy, were previously elected by our stockholders. All of our directors have one-year terms and stand for election annually. The board of directors has determined that all of the director nominees except for Mr. Lo are independent directors, as defined by The Nasdaq Stock Market Rules. Mr. Lo is not independent because he serves as our President and Chief Executive Officer (“CEO”). The nominees listed below are currently directors of Vaxart. If elected at the Annual Meeting, these nominees would serve until the 2026 annual meeting of stockholders or until a successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation, or removal. Our policy is to encourage directors and nominees for director to attend the annual meeting of our stockholders. With respect to our 2024 annual meeting of stockholders, all members of our board of directors attended the meeting.

Vacancies and newly created directorships on the board of directors may be filled only by persons elected by a majority of the remaining directors, whether or not a quorum. A director elected by the board of directors to fill a vacancy or newly created directorship shall serve for the remainder of the full term and until the director’s successor is duly elected and qualified or, if sooner, until the director’s death, resignation, or removal.

Directors are elected by a plurality of the votes cast. Accordingly, the six nominees receiving the highest number of votes FOR their election will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each nominee named below. If any such nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Vaxart, if any. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

Nominees for Election to Serve Until the 2026 Annual Meeting

Name	Age	Position(s)
Kevin P. Finney	57	Director
Michael J. Finney, Ph.D.	66	Director
Elaine J. Heron, Ph.D.	77	Director
Steven Lo	58	Director
W. Mark Watson	74	Director
David Wheadon, M.D.	67	Director

Kevin P. Finney has served as a member of our board of directors since January 2025. Mr. Kevin P. Finney is an experienced biotech executive and director who has held numerous leadership roles in the healthcare industry, leading companies from early stages of development through to commercialization. Since November 2019, Mr. Kevin P. Finney has served as President, Chief Executive Officer, and Chairman of the board of directors of Autobahn Therapeutics, Inc., a biotechnology company developing a portfolio of neuropsychiatric and neuroimmunologic clinical candidates leveraging its brain-targeting chemistry platform. Previously, Mr. Kevin P. Finney served as President, Chief Operating Officer, and a director of Abide Therapeutics Inc. through the company's acquisition by H. Lundbeck A/S in 2019. Prior to this, Mr. Kevin P. Finney founded and served as the Chief Operating Officer of Zavante Therapetutics, Inc. through the company's acquisition by Nabriva Therapeutics PLC in 2018. Mr. Kevin P. Finney previously spent a decade as head of world-wide corporate development at Allergan, Inc., an international specialty pharmaceutical company operating in  more than 100 countries worldwide. Prior to Allergan, Mr. Kevin P. Finney held executive management roles at Prometheus Laboratories, Inc. (now a part of Nestle Health Science), Amylin Pharmaceuticals, Inc. (now a part of Bristol-Myers Squibb) and the Parke-Davis division of Warner-Lambert (now a part of Pfizer). Since January 2016, Mr. Kevin P. Finney has also served on the board of directors of Eirion Therapeutics, Inc. Mr. Kevin P. Finney also served on the board of directors of Elsie Biotechnologies (now a part of GSK), Anterios Inc. (now a part of Allergan), and Taris Biomedical (now a part of Johnson & Johnson). Mr. Kevin P. Finney is an experienced biotech executive and director who has held numerous leadership roles in the healthcare industry, leading companies from early stages of development through to commercialization. Mr. Kevin P. Finney has a B.A. in Exercise Physiology from California State University, Long Beach, and an MBA from Pepperdine Graziadio Business School.

We believe Mr. Kevin P. Finney is qualified to serve on the board of directors because of his extensive experience within the life sciences industry, including as an executive and a director in the biotechnology industry. Mr. Kevin P. Finney was recommended as a director nominee by a third-party search firm.

Michael J. Finney, Ph.D. has served as a member of our board of directors since February 2018 and Chair of our board of directors since March 2023. He previously served as a member of Private Vaxart’s board of directors since 2007. Since October 2004, Dr. Michael J. Finney has served as the Managing Director of Finney Capital, an investment firm. Since 1986, Dr. Michael J. Finney has served as a founder, executive, director and/or investor in various life sciences companies. Currently, he sits on five private company boards. Dr. Michael J. Finney served as Vaxart’s Chief Executive Officer from 2009 to 2011, and as interim Chief Executive Officer from January 16, 2024 to March 17, 2024. Dr. Michael J. Finney received an A.B. in biochemical sciences from Harvard University and a Ph.D. in biology (genetics) from the Massachusetts Institute of Technology.

We believe Dr. Michael J. Finney is qualified to serve on the board of directors because of his extensive experience within the life sciences industry, including as an executive and a director in the biotechnology industry.

Elaine J. Heron, Ph.D. has served as a member of our board of directors since August 2022. Dr. Heron has served on the board of directors of BioMarin Pharmaceutical Inc. (Nasdaq: BMRN) since July 2002 and on the board of directors of Palvella Therapeutics, Inc. (Nasdaq: PVLA) since December 2024. From February 2009 to October 2015, Dr. Heron served as Chair and CEO of Amplyx Pharmaceuticals, Inc., a private drug development company acquired by Pfizer, Inc. in April 2021. She currently serves on the boards of Visgenx, Inc., a private early-stage therapeutics company, BlueWhale Bio, Inc., a private early stage therapeutics company, Enumera Molecular, Inc., a private diagnostics company, and Watershed Medical, Inc., a private early-stage therapeutics company. From July 2001 to October 2008, Dr. Heron was Chair and CEO of Labcyte Inc., a private biotechnology company. Before joining Labcyte Inc., she spent six years in positions of increasing responsibility at the Applied Biosystems Group of Applera Corporation, a biotechnology company, including the position of General Manager and Vice President of Sales and Marketing. Dr. Heron earned a B.S. in chemistry with highest distinction and a Ph.D. in analytical biochemistry from Purdue University and an M.B.A. from Pepperdine University.

We believe Dr. Heron is qualified to serve on the board of directors because of her extensive experience in life science sales and marketing, finance and accounting, corporate governance matters, and research and development.

Steven Lo has served as our President, Chief Executive Officer, Principal Executive Officer, and a member of the board of directors since March 2024. He has over 25 years of experience in healthcare, biotechnology, and pharmaceutical industries, including over 12 years of C-level experience in publicly traded biotech companies. Prior to joining the Company, Mr. Lo served as Chief Executive Officer and a member of the board of directors of Valitor, Inc., a private biotech company, from August 2022 to March 2024. From October 2019 to August 2022, Mr. Lo was the President, Chief Executive Officer, and member of the board of directors of Zosano Pharma Corporation (“Zosano”), a clinical-stage biopharmaceutical company. On June 1, 2022, Zosano filed a voluntary petition for relief under chapter 11 of title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. From September 2015 to October 2019, he was the Chief Commercial Officer at Puma Biotechnology, Inc., a biopharmaceutical company with a focus on the development and commercialization of innovative products to enhance cancer care. At that company, he built and led business development and the worldwide commercialization of the company’s first product. Prior to that, he was Chief Commercial Officer of Corcept Therapeutics Incorporated, where he established the commercial organization to launch the company’s first product. Earlier in his career, he spent 13 years at Genentech, Inc., a member of Roche Group, in a variety of leadership roles of increasing responsibility in commercial and drug development. He worked in numerous areas, including oncology, endocrinology and other specialty therapeutics. Mr. Lo started his career in the pharmaceutical industry at AstraZeneca after holding positions in finance and operations at Kaiser Permanente. Mr. Lo obtained a Master of Health Administration from the University of Southern California and a B.S. in Microbiology from the University of California, Davis.

We believe Mr. Lo is qualified to serve on the board of directors because of his extensive experience within the life sciences industry, including his experience leading, advising, and working with biotechnology companies.

W. Mark Watson has served as a member of our board of directors since August 2022. Mr. Watson is a Certified Public Accountant with over 40 years of experience in public accounting and auditing, having spent his entire career from January 1973 to June 2013 at Deloitte Touche Tohmatsu and its predecessor, including as Central Florida Marketplace Leader. He has served as lead audit partner and lead client service partner on public companies ranging from middle market firms to Fortune 500 enterprises. Mr. Watson also served as Chairman of the Board of Directors and Chairman of the Audit Committee of Inhibitor Therapeutics, Inc. and as a director and member of the Audit Committee of Sykes Enterprises, Inc and BioDelivery Sciences International, Inc. Mr. Watson served as a trustee of Tekla World Healthcare Fund (THW), Tekla Healthcare Opportunities Fund (THQ), Tekla Healthcare Investors (HQH), and Tekla Life Sciences Investors (HQL) until the Fall of 2023. Mr. Watson also serves on the Board of Moffitt Cancer Center and as Chair of its Joint Enterprise Risk, Audit and Compliance Committee. Mr. Watson is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants. He received his undergraduate degree in Accounting from Marquette University.

We believe Mr. Watson is qualified to serve on the board of directors because of his extensive experience as a Certified Public Accountant focused on health and life sciences and his other professional and civic engagements.

David Wheadon, M.D. has served as a member of our board of directors since April 2021. He served as Senior Vice President, Global Regulatory Affairs, Patient Safety and Quality Assurance for AstraZeneca Pharmaceuticals from 2014 to 2019 and as Executive Vice President, Research and Advocacy at the Juvenile Diabetes Research Foundation from 2013 to 2014. From 2009 to 2013, Dr. Wheadon served as Senior Vice President, Scientific and Regulatory Affairs and as a member of the Management Committee of the Pharmaceutical Research and Manufacturers of America (“PhRMA”). Prior to his joining PhRMA, Dr. Wheadon held senior regulatory and clinical development leader roles at Abbott Laboratories and GlaxoSmithKline plc. Dr. Wheadon began his career as a clinical research physician in neuroscience at Eli Lilly & Company. He is a non-executive director of Sotera Health, Inc., Indivior, PLC, ConnectiveRx, and Seaport Therapeutics. He also serves as a member of the Board of Trustees of Mount Sinai Health System. He formerly served on the board of directors of Assertio Holdings, Inc. (formerly Assertio Therapeutics, Inc.), Karuna Therapeutics, Inc. and Chemocentryx, Inc. Dr. Wheadon holds an A.B. from Harvard College and an M.D. from Johns Hopkins University School of Medicine. He completed his fellowship training in Psychiatry at the Tufts, New England Medical Center.

We believe Dr. Wheadon is qualified to serve as a member of the Board due to his extensive experience as an executive in the pharmaceutical industry and expertise in regulatory affairs, government policy and clinical strategy.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF THE NAMED NOMINEES.

Information Regarding the Board of Directors and Corporate Governance

Family Relationships

There are no family relationships among the members of the board of directors and our executive officers.

Independence of the Board of Directors

As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The board of directors consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the board of directors has affirmatively determined that all of our current directors, other than Mr. Lo due to his positions as our current President and Chief Executive Officer, are independent within the meaning of the applicable Nasdaq listing standards. In making this determination, the board of directors found that none of the independent nominees for director had a material or other disqualifying relationship with Vaxart.

Board Leadership Structure

We currently have separate individuals serving in the roles of Chair of the board of directors and Chief Executive Officer in recognition of the differences between the two roles. The board of directors believes that the decision as to whether the positions of Chair and Chief Executive Officer should be combined or separated, and whether an executive or an independent director should serve as Chair if the roles are split, should be based upon the particular circumstances facing the Company. The board of directors believes that it is important to retain the flexibility to allocate the responsibilities of the offices of Chair of the board of directors and Chief Executive Officer in any manner that it determines to be in the best interests of the Company and its stockholders. Our Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership of the Company, while the Chair of the board of directors provides guidance to the Chief Executive Officer, prepares the agendas for board meetings, determines materials to be distributed to the board of directors, and presides over the meetings of the board of directors. We believe this balance of shared leadership between the two positions is appropriate and is a strength for the Company.

As discussed above, except for our Chief Executive Officer, our board of directors is comprised of independent directors. The active involvement of these independent directors, combined with the qualifications and significant responsibilities of our Chief Executive Officer, provide balance in the board of directors and promote strong, independent oversight of our management and affairs.

Role of the Board of Directors in Risk Oversight

The board of directors has an active role, as a whole and also at the committee level, in overseeing management of Vaxart’s risks. The board of directors regularly reviews information regarding our credit, liquidity, and operations, as well as the risks associated with each. The Audit Committee’s charter mandates the Audit Committee to review and discuss with management and our independent registered public accounting firm, as appropriate, our major financial risk exposures and the steps taken by management to monitor and control these exposures. In addition, the Audit Committee discusses major financial, information security (including cybersecurity) and data privacy risk exposures and the steps management has taken to monitor and control such exposures. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Nominating and Governance Committee manages risks associated with the independence of the board of directors and potential conflicts of interest. The Science and Technology Committee assists the board of directors with its oversight responsibility for risk management in areas affecting the Company’s research and development activities. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks.

Meetings of the Board of Directors

Our board of directors met seven times during 2024. Each member of the board of directors attended 75% or more of the aggregate number of meetings of the board of directors and of the committees on which the member served, held during the portion of 2024 for which the member was a director or committee member.

As required under applicable Nasdaq listing standards, during the fiscal year ended December 31, 2024, the Vaxart independent directors met at least twice in regularly scheduled executive sessions at which only independent directors were present. Dr. Michael J. Finney, the Chair of the board of directors, presided over the executive sessions.

Information Regarding Committees of the Board of Directors

The board of directors has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and a Science and Technology Committee. The board of directors has adopted a written charter for each committee that is available to stockholders on the Investors section of our website at http://www.vaxart.com.

The following table provides membership and meeting information for each of the committees of the board of directors during 2024:

Name	Audit	Compensation	Nominating and Governance	Science and Technology Committee
Michael J. Finney, Ph.D.				√*
Andrei Floroiu(1)
Elaine J. Heron, Ph.D.	√		√*	√
Steven Lo(2)
W. Mark Watson	√*	√
David Wheadon, M.D.		√*	√	√
Robert A. Yedid	√	√	√

*	Committee Chair

(1)	Mr. Floroiu resigned from the board of directors in January 2024.

(2)	Mr. Lo was appointed to the board of directors in March 2024.

The following table provides membership and meeting information for each of the committees of the board of directors as of March 28, 2025:

Name	Audit	Compensation	Nominating and Governance	Science and Technology Committee
Kevin P. Finney	√		√
Michael J. Finney, Ph.D.				√*
Elaine J. Heron, Ph.D.(1)	√	√	√*	√
Steven Lo
W. Mark Watson	√*	√
David Wheadon, M.D.		√*	√	√

*	Committee Chair

(1)	Dr. Heron was appointed to the Compensation Committee in January 2025.

Committees of the Board of Directors

Below is a description of the Audit Committee, Compensation Committee, Nominating and Governance Committee, and Science and Technology Committee of the board of directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

The members of our Audit Committee are Mr. Kevin P. Finney, Dr. Heron, and Mr. Watson. Mr. Watson serves as Chair of the Audit Committee. The board of directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Audit Committee held five meetings and acted through written consent in lieu of holding a meeting two times during 2024.

The board of directors determined that Mr. Watson qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The board of directors made a qualitative assessment of Mr. Watson’s level of knowledge and experience based on a number of factors, including Mr. Watson’s over 40 years of experience in public accounting and auditing and status as a Certified Public Accountant.

The primary purpose of the Audit Committee is to discharge the responsibilities of the board of directors with respect to our accounting, financial, and other reporting and internal control practices and to oversee its independent registered accounting firm. Specific responsibilities of the Audit Committee include:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit the Company’s financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent auditors, the Company’s interim and year-end operating results;

●	developing procedures for employees to anonymously submit concerns about questionable accounting, ethical, and auditing matters;

●	reviewing policies on risk assessment and risk management;

●

reviewing with management the type and presentation of the Company’s environmental, social and governance (“ESG”) disclosures and the adequacy and effectiveness of applicable internal controls related to such disclosures;

●	reviewing related party transactions in accordance with the Company’s policies and procedures with respect to related party transactions;

●	reviewing cyber risk on a quarterly basis and reporting to the board of directors;

●

obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes the independent auditor’s internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law, as well as all relationships between the independent auditor and the Company or any of its subsidiaries; and

●

approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Report of the Audit Committee of the Board of Directors

The Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2024 with Vaxart’s management. The Audit Committee discussed with Vaxart’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also received the written disclosures and the letter from Vaxart’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the board of directors that the audited financial statements be included in Vaxart’s Annual Report on Form 10‑K for the year ended December 31, 2024.

W. Mark Watson (Chair)

Kevin P. Finney

Elaine J. Heron, Ph.D.

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of Vaxart under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The members of our Compensation Committee are Dr. Heron, Mr. Watson, and Dr. Wheadon. Dr. Wheadon serves as Chair of the Compensation Committee. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee held six meetings and acted through written consent in lieu of holding a meeting seven times during 2024.

The primary purpose of the Compensation Committee is to discharge the responsibilities of the board of directors to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of the Compensation Committee include:

●	reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

●	reviewing and recommending to our board of directors the compensation of our directors;

●	reviewing and approving, or recommending that our board of directors approve, the terms of compensatory arrangements with our executive officers;

●	reviewing and administering our stock and equity compensation, incentive compensation, and other employee benefit plans;

●

periodically reviewing, and consulting with and advising management on, the Company’s strategies and policies related to human capital management, including talent acquisition, development and retention, internal pay equity, diversity and inclusion and corporate culture;

●	overseeing the succession process for leadership talent for the Company, including for the CEO and selected senior executives;

●	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisers;

●

reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate; and

●	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee will meet at least twice annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in Compensation Committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his or her compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities, and personnel of the Company.

The Compensation Committee charter authorizes the Compensation Committee to delegate authority to one or more members of the Compensation Committee or to one or more executive officers of the Company, and to form and delegate authority to one or more subcommittees and to one or more committees of executive officers of the Company for any purpose that the Compensation Committee deems appropriate, except that the Compensation Committee may not delegate authority to approve compensation for the Company’s Chief Executive Officer or other officers of the Company subject to the reporting requirements under Section 16(a) of the Exchange Act, unless such delegation is to a subcommittee consisting of at least two members of the Compensation Committee.

In addition, under its charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. During 2024, the Compensation Committee approved the continued engagement of Aon Consulting, Inc. (“Aon”) to provide advisory services on various aspects of the Company’s compensation practices. In fiscal year 2024, the aggregate fees paid to Aon for all services totaled $223,517, of which $181,679 has been expended for insurance brokerage-related services performed at the recommendation of management. Such additional services have been pre-approved by the Compensation Committee.

The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

Nominating and Governance Committee

The members of our Nominating and Governance Committee are Mr. Kevin P. Finney, Dr. Heron, and Dr. Wheadon. Dr. Heron serves as Chair of the Nominating and Governance Committee. Each of the members of the Nominating and Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Governance Committee held one meeting and acted by written consent in lieu of holding meetings two times during 2024. Specific responsibilities of the Nominating and Governance Committee include:

●	identifying, evaluating and selecting, or recommending that the board of directors approve, nominees for election to the board of directors;

●	overseeing the annual evaluation of the effectiveness and performance of the board of directors, and periodically conducting an individual evaluation of each director;

●	considering and making recommendations to the board of directors regarding the composition of the committees of the board of directors;

●	reviewing developments in corporate governance practices;

●	evaluating the adequacy of corporate governance practices and reporting;

●	reviewing succession plans for key executive officers;

●	developing and making recommendations to the board of directors regarding corporate governance guidelines and matters;

●

assisting in overseeing and monitoring the Company’s approach and strategy relating to environmental, legal and social responsibility, diversity, and other corporate citizenship and sustainability matters; and

●	overseeing an annual evaluation of the board of directors’ performance.

The Nominating and Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the board of directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Governance Committee typically considers diversity, age, skills, and such other factors as it deems appropriate, given the current needs of the board and the Company, to maintain a balance of knowledge, experience, and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews these directors’ overall service to Vaxart during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Governance Committee also takes into account the results of the board of directors’ self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations, and the advice of counsel, if necessary. The Nominating and Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm to identify director candidates. The Nominating and Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board of directors. The Nominating and Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the board of directors by majority vote.

Mr. Kevin P. Finney is standing for election for the first time at this year’s Annual Meeting and was first introduced to the Nominating and Governance Committee as a potential nominee by a third-party search firm retained by the Nominating and Governance Committee. The Nominating and Governance Committee provided the search firm with guidance as to the experiences, qualifications, attributes, and skills sought by the Nominating and Governance Committee in potential candidates, and the search firm identified and evaluated candidates for the Nominating Committee’s consideration.

The Nominating and Governance Committee will consider director candidates recommended by stockholders. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the board of directors may do so by delivering a written recommendation to the Nominating and Governance Committee at the following address: 170 Harbor Way, Suite 300, South San Francisco, California 94080. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director, and a representation that the nominating stockholder is a beneficial or record holder of Vaxart’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Science and Technology Committee

The members of our Science and Technology Committee are Drs. Michael J. Finney, Heron, and Wheadon. Dr. Michael J. Finney serves as the Chair of the Science and Technology Committee. Specific responsibilities of the Science and Technology Committee include:

●	to assist the board of directors in its oversight of the Company’s research and development (“R&D”) programs;

●	to assist in discussing significant emerging trends and issues in science and technology and consider the potential impact of such on the Company’s R&D programs; and

●

to provide advice to the Company’s management and to the board of directors in connection with the prioritization, allocation, deployment, utilization, and investment of resources in the Company’s R&D programs.

Stockholder Communications with the Board of Directors

Communications addressed to the board of directors will be reviewed by one or more Vaxart executive officers, who will determine whether the communication should be presented to the board of directors. The purpose of this screening is to allow the board of directors to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations, and hostile communications).

Communications to the board of directors must be sent in writing in care of our Corporate Secretary to our headquarters at 170 Harbor Way, Suite 300, South San Francisco, California 94080 or delivered via e-mail to ir@vaxart.com. All communications directed to the Audit Committee in accordance with our whistleblower policy that relate to questionable accounting or auditing matters involving Vaxart will be promptly and directly forwarded to the Audit Committee.

Code of Ethics

We have adopted a Code of Conduct that applies to all officers, directors, and employees. The Code of Conduct is available on the Investors section of our website at http://www.vaxart.com. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Anti-Hedging/Pledging Policy

Our insider trading policy prohibits our directors, officers, and other employees, as well as consultants, contractors, advisors, and agents of the Company, from engaging in speculative trading activities, including hedging transactions (such as zero-cost collars and forward sale contracts) or other inherently speculative transactions with respect to our securities, and from pledging our securities as collateral for any loans.

Insider Trading Policies and Procedures

Our insider trading policy also prohibits such persons from purchasing or selling our securities while in possession of material nonpublic information and contains restrictions relating to pre-clearance procedures and blackout periods. Directors and employees are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Exchange Act. The insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards.

While we have not adopted a formal policy governing transactions by the Company in its securities, we will not engage in transactions in Company securities, or adopt any securities repurchase plans, while in possession of material non-public information relating to the Company or its securities other than in compliance with applicable law, subject to the policies and procedures adopted by the Company.

Compensation Recovery Policy

We adopted a Compensation Recovery Policy in October 2023, which applies to certain incentive compensation received by an executive officer on or after October 2, 2023 and which complies with the applicable requirements for compensation recovery (or “clawback”) policies adopted by the SEC and The Nasdaq Stock Market. Pursuant to the policy, if the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Compensation Committee will cause the Company to recovery reasonably promptly, subject to certain exceptions, any erroneously awarded incentive compensation received by any covered executive officer during the three completed fiscal years immediately preceding the date on which the Company is required to prepare such an accounting restatement. Covered executive officers include both current and former executive officers.

Corporate Governance Guidelines

The board of directors has documented our governance practices by adopting Corporate Governance Principles to assure that the board of directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Principles are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Principles set forth the practices the board of directors intends to follow with respect to board composition and selection, board meetings and involvement of senior management, chief executive officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Principles, as well as the charters for each committee of the board of directors, may be viewed on the Investors section of our website at http://www.vaxart.com.

PROPOSAL NO. 2

ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ISSUED SHARES OF THE COMPANY’S COMMON STOCK INTO A LESSER NUMBER OF OUTSTANDING SHARES BY A RATIO OF NOT LESS THAN 1-FOR-5 AND NOT MORE THAN 1-FOR-50, WITH THE EXACT RATIO TO BE SET WITHIN THIS RANGE BY THE BOARD IN ITS SOLE DISCRETION WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF OUR STOCKHOLDERS

What am I voting on?

To adopt and approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of issued shares of the Company’s common stock into a lesser number of shares by a ratio of not less than 1-for-5 and not more than 1-for-50, with the exact ratio to be set within this range by the board of directors of the Company in its sole discretion, in the form attached as Annex A to this proxy statement.

Vote recommendation:	“FOR” the adoption of the amendment to our Restated Certificate of Incorporation.
Vote required:	A majority of the votes cast on the proposal.
Effect of abstentions:	None.
Effect of broker non-votes:	Because this is a routine proposal, we do not expect that there will be any broker non-votes. Broker non-votes, if any, will have no effect on the outcome of this proposal.

General

The board of directors has approved the form of an amendment to our Restated Certificate of Incorporation (the “Reverse Stock Split Charter Amendment”) to combine the outstanding shares of our common stock, into a lesser number of outstanding shares (a “Reverse Stock Split”). As of March 26, 2025, there were 228,208,284 shares of our common stock outstanding. If adopted and approved by the stockholders as proposed, the board of directors would have the sole discretion to effect the Reverse Stock Split Charter Amendment and related combination at any time before May 21, 2026, and to fix the specific ratio for the combination, provided that the ratio would be not less than 1-for-5 and not more than 1-for-50 (the “Split Range”). The board of directors would also have the discretion to abandon the Reverse Stock Split Charter Amendment prior to its effectiveness.

Notwithstanding the foregoing, no such amendment or any Reverse Stock Split will occur until the Reverse Stock Split Charter Amendment, in the form attached to this proxy statement as Annex A, is filed with the Secretary of State of the State of Delaware and becomes effective. If Proposal No. 2 is adopted and approved and the board of directors decides to proceed with the Reverse Stock Split, the board of directors will determine the exact reverse split ratio within the Split Range, which ratio will be included in a public announcement made prior to the effectiveness of the Reverse Stock Split Charter Amendment, and any amendment to effect the Reverse Stock Split at the other ratios within the Split Range adopted and approved by the board of directors and stockholders will be abandoned. The Company may effect only one Reverse Stock Split in connection with this proposal. Upon the effectiveness of the Reverse Stock Split Charter Amendment effecting the Reverse Stock Split (the “Split Effective Time”), the issued shares of our common stock immediately prior to the Split Effective Time will be reclassified into a smaller number of shares of common stock within the specified range, such that a holder of common stock of the Company will own one share of our common stock for the specified number of shares of common stock held by that stockholder immediately prior to the Split Effective Time, which number will be determined by the board of directors within the Split Range.

The form of the Reverse Stock Split Charter Amendment to effect the Reverse Stock Split, as more fully described below, will affect the Reverse Stock Split but will not change the number of authorized shares of common stock or preferred stock, or the par value of the Company’s common stock or preferred stock.

Purpose

Our board of directors approved the proposal approving the Reverse Stock Split Charter Amendment effecting the Reverse Stock Split because it believes that:

●

seeking stockholder approval and adoption of the Reverse Split Charter Amendment to effect the reverse stock split at the discretion of the board of directors is advisable and in the best interests of the Company and its stockholders;

●	effecting the Reverse Stock Split could be an effective means of avoiding a delisting of the Company’s common stock from Nasdaq in the future;

●

an investment in the Company’s common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients and investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks;

●

analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks and that most investment funds are reluctant to invest in lower priced stocks; and

●	a higher stock price may help generate investor interest in the Company and help the Company attract and retain employees.

If the Reverse Stock Split successfully increases the per share price of our common stock, the board of directors believes this increase may increase trading volume in our common stock and facilitate future financings by the Company.

Nasdaq Requirements for Continued Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “VXRT.” On July 2, 2024, we received a written notice (the “Nasdaq Bid Price Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with the $1.00 Minimum Bid Price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”) for continued listing on The Nasdaq Capital Market.

On December 31, 2024, Nasdaq notified us in writing (the “Nasdaq Extension Letter”) that while the Company had not regained compliance with the Bid Price Requirement, it was eligible for an additional 180-day compliance period, or until June 30, 2025, to regain compliance with the Bid Price Requirement. Nasdaq’s determination was based on the Company having met the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market, with the exception of the Bid Price Requirement, and on the Company’s written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

The Nasdaq Bid Price Notice did not result in the immediate delisting of the Company’s common stock from The Nasdaq Capital Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company originally had 180 calendar days, or until December 30, 2024, to regain compliance by maintaining a minimum closing bid price of at least $1.00 per share for a minimum of 10 consecutive trading days. Pursuant to the Extension Letter, we now have until June 30, 2025 to regain compliance with the Bid Price Requirement.

If at any time during this second 180-day period the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq stated that they will provide written confirmation of compliance and the matter will be closed. If the Company does not regain compliance during the second 180-day period, then Nasdaq will notify the Company of its determination to delist the Company’s securities, at which point the Company would have an opportunity to appeal the delisting determination to a hearings panel.

There can be no assurance that the Company will be able to regain compliance with the Bid Price Requirement or that the Company will otherwise remain in compliance with the other listing standards for The Nasdaq Capital Market.

The Company has monitored the closing bid price of its common stock and believes that the Reverse Stock Split is its best option for meeting the Bid Price Requirement for continued listing on The Nasdaq Capital Market. A decrease in the number of outstanding shares of our common stock resulting from the Reverse Stock Split should, absent other factors, assist in ensuring that the per share market price of our common stock remains above the requisite price for continued listing. However, we cannot provide any assurance that our minimum bid price would remain over the Bid Price Requirement of The Nasdaq Capital Market following the Reverse Stock Split. Further, regardless of our compliance with the Bid Price Requirement, the listing of our shares on The Nasdaq Capital Market may be halted or discontinued if we are unable to maintain compliance with any other Nasdaq continued listing requirement for any reason.

Potential Increased Investor Interest

On March 28, 2025, the closing price of a share of our common stock on Nasdaq was $0.4212 per share. An investment in our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, our management believes that most investment funds are reluctant to invest in lower priced stocks.

Risks Associated with the Reverse Stock Split

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in an increase in the per share price of our Common Stock.

We cannot predict whether the Reverse Stock Split will increase the market price for our Common Stock in the future. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

●

the market price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split;

●	the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

●	the Reverse Stock Split will result in a per share price that will increase the ability of the Company to attract and retain employees; or

●

the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq for continued listing, or that we will otherwise meet the requirements of Nasdaq for inclusion for trading on The Nasdaq Capital Market.

The market price of our common stock will also be based on performance of the Company and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of the overall market capitalization of the Company may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

Principal Effects of the Reverse Stock Split

The Reverse Stock Split Charter Amendment to effect the Reverse Stock Split is set forth in Annex A to this proxy statement.

The Reverse Stock Split will be effected simultaneously for all issued shares of our common stock. The Reverse Stock Split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except with respect to the treatment of fractional shares. The Reverse Stock Split will not change the terms of our common stock. Additionally, the Reverse Stock Split will have no effect on the number of shares of common stock that we are authorized to issue. After the Reverse Stock Split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. Shares of our common stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable. The Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Exchange Act.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If our stockholders approve the Reverse Stock Split Charter Amendment, and if our board of directors still believes that the Reverse Stock Split is in the best interests of the Company, we will file the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware at such time as our board of directors determines to be the appropriate Split Effective Time. Our board of directors may delay effecting the Reverse Stock Split without resoliciting stockholder adoption and approval thereof. Beginning at the Split Effective Time, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the Split Effective Time, our stockholders will be notified that the Reverse Split has been effected. We do not have physical certificates for our common stock and, as such, no exchange of such certificates will be necessary.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to an amount in cash (without interest or deduction) equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the closing price of the Common Stock on The Nasdaq Global Market on the last trading day immediately preceding the Split Effective Time (with such closing price proportionately adjusted to give effect to the Reverse Stock Split). Except for the right to receive the cash payment in lieu of fractional shares, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive.

As of the record date for the Annual Meeting, there were approximately 228,208,284 stockholders of record of the common stock. Upon stockholder adoption and approval of Proposal No. 2, if the board of directors elects to implement the Reverse Stock Split, the Company does not expect that cashing out fractional stockholders would significantly reduce the number of stockholders of record. Reducing the number of post-split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders may reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

With respect to awards granted under the 2019 Equity Incentive Plan, the number of shares of the common stock issuable thereunder will be rounded down to the nearest whole share of the common stock, in order to comply with the requirements of Sections 409A and 424 of the U.S. Internal Revenue Code of 1986, as amended (the “IRC”).

By approving the Reverse Stock Split Charter Amendment, stockholders will be approving the combination of a whole number of shares of the Company’s common stock not less than 1-for-5 and not greater than 1-for-50 into one share of the Company’s common stock, with the amendment setting forth the actual ratio to be determined by our board of directors. Furthermore, by adoption and approval of this Proposal No. 2, the stockholders will be deemed to have adopted and approved an amendment to effect the Reverse Stock Split at each of the ratios between and including 1-for-5 and 1-for-50.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Company’s Board or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Stock Split proposal is not being proposed in response to any effort of which the Company is aware to accumulate shares of our Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Company’s Board and stockholders. Other than the proposals being submitted to our common stockholders for their consideration at the 2024 Annual Meeting, the Company’s Board does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.

U.S. Federal Income Tax Considerations

The following discussion is a general summary of certain U.S. federal income tax considerations of the proposed Reverse Stock Split that may be relevant to U.S. holders and non-U.S. holders (each as defined below) of the common stock, but does not purport to be a complete analysis of all potential tax consequences that may be relevant to such holders. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the IRC, Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the common stock. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a position contrary to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

This discussion is limited to holders that hold the common stock as a “capital asset” within the meaning of Section 1221 of the IRC (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation: U.S. expatriates and former citizens or long-term residents of the United States; persons that hold shares of common stock in connection with a permanent establishment or fixed base outside the United States; U.S. holders (as defined below) whose functional currency is not the U.S. dollar; persons holding the common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment; banks, insurance companies, and other financial institutions; real estate investment trusts or regulated investment companies; brokers, dealers or traders in securities; corporations that accumulate earnings to avoid U.S. federal income tax; S corporations, partnerships or other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (and investors therein); tax-exempt organizations or governmental organizations; persons deemed to sell the common stock under the constructive sale provisions of the IRC; persons who hold or receive the common stock pursuant to the exercise of any employee stock option or otherwise as compensation; tax-qualified retirement plans; U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in IRC Section 1471(d)(4)) or certain other non-U.S. entities specified in IRC Section 1472; and holders that hold or have held, directly, indirectly or constructively pursuant to attribution rules, more than 5% of the shares of common stock at any time during the five-year period ending on the date of the consummation of the Reverse Stock Split.

If an entity treated as a partnership for U.S. federal income tax purposes holds the common stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF THE COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Tax Consequences to U.S. Holders

For purposes of this discussion, a “U.S. holder” is a beneficial owner of the common stock that for U.S. federal income tax purposes is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) the administration of which is subject to the primary supervision of a U.S. court and that has one or more U. S. persons that have the authority to control all substantial decisions of the trust or (b) that was in existence before August 20, 1996, and has a valid election in effect under applicable Treasury Regulations to be treated as a U. S. person for U.S. federal income tax purposes.

The proposed Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the IRC that is treated as a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, except as described below with respect to cash received in lieu of fractional shares (which fractional share is generally treated as received and then exchanged for cash), a U.S. holder of common stock generally should not recognize gain or loss upon the proposed Reverse Stock Split. Accordingly, the aggregate tax basis of the U.S. holder in the shares of common stock received in the Reverse Stock Split, including any fractional share treated as received and then exchanged for cash, should equal the U.S. holder’s aggregate tax basis in the shares of common stock that such U.S. holder owned immediately prior to the Reverse Stock Split. In addition, a U.S. holder’s holding period in the shares of common stock received should include the holding period in the shares of common stock surrendered in the Reverse Stock Split. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the Reverse Stock Split. Holders of shares of the common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Generally, a U.S. holder who receives cash in lieu of a fractional share of the common stock pursuant to the proposed Reverse Stock Split should be treated for U.S. federal income tax purposes as having received a fractional share pursuant to the Reverse Stock Split and then as having received cash in exchange for the fractional share and should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the U.S. holder’s tax basis that is allocable to such fractional share of the common stock. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in the fractional share is more than one year as of the effective date of the proposed Reverse Stock Split. The deductibility of capital losses is subject to limitations. Special rules under Section 302 of the IRC may apply to cause all or a portion of the cash received in lieu of a fractional share to be treated as a distribution under Section 301 of the IRC (rather than as a sale or exchange) with respect to certain U.S. holders who own more than a minimal amount of common stock and whose proportionate interest in the Company is not reduced (after taking into account certain constructive ownership rules), or who exercise more than a minimal degree of voting or other type of control over the affairs of the Company. U.S. holders of our common stock should consult their own tax advisors to determine the extent to which their receipt of cash in lieu of fractional shares could be treated as a dividend based on their particular circumstances.

Payments of cash made in lieu of a fractional share of the common stock may, under certain circumstances, be subject to information reporting and U.S. “backup withholding”. To avoid backup withholding, each holder of our shares of the common stock that does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax and any amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

Generally, a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) (a “non-U.S. holder”) should not recognize any gain or loss upon the Reverse Stock Split.

In addition, if such non-U.S. holder were to recognize capital gain or loss attributable to cash received in lieu of a fractional share, such gain or loss should also generally not be subject to U.S. federal income or withholding tax unless (a) such gain or loss is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), (b) the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the Reverse Stock Split and certain other conditions are met, or (c) our common stock constitutes a U.S. real property interest by reason of our status as U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in clause (a) above generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items. A non-U.S. holder described in clause (b) above will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain realized with respect to cash received in lieu of a fractional share, which may be offset by certain U.S. source capital losses, even though the non-U.S. holder is not considered a resident of the United States, provided the non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses. With respect to clause (c) above, if we are a USRPHC, a non-U.S. holder may qualify for an exemption if our common stock is regularly traded on an established securities market and the non-U.S. holder does not actually or constructively hold more than 5% of such regularly traded common stock at any time within the shorter of the five-year period preceding the Reverse Stock Split and the non-U.S. holder’s holding period for our common stock. Because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance that we are not or were not at any time a USRPHC. If no exemption is available and we are a USRPHC, a Non-U.S. holder’s cash received in lieu of a fractional share will generally be subject to withholding at a rate of 15% and such non-U.S. holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally should not apply to such gain. Non-U.S. holders should consult with their tax advisors on the availability of any exemption in the event we are or become a USRPHC.

Notwithstanding the foregoing, gain recognized by a non-U.S. holder attributable to cash received in lieu of a fractional share could be treated as a dividend for U.S. federal income tax purposes (which could be subject to U.S. federal income or withholding tax) instead of capital gain if such non-U.S. holder owns more than a minimal amount of common stock and whose proportionate interest in the Company is not reduced (after taking into account certain constructive ownership rules), or who exercises more than a minimal degree of voting or other type of control over the affairs of the Company. Non-U.S. holders of our common stock should consult their own tax advisors to determine the extent to which their receipt of cash in lieu of fractional shares could be treated as a dividend.

In general, backup withholding and information reporting will not apply to payments of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder, and the applicable withholding agent does not have actual knowledge to the contrary. Under certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

The foregoing summary is of a general nature only and is not intended to be, and should not be construed to be, legal, business, or tax advice to any particular Company holder. This summary does not take into account your particular circumstances and does not address consequences that may be particular to you. Therefore, you should consult your tax advisor regarding the particular U.S. federal income tax consequences of the Reverse Stock Split to you, including any tax consequences arising under U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Vote Required

The adoption and approval of an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of issued shares of the Company’s common stock, by a ratio of not less than 1-for-5 and not more than 1-for-50, with the exact ratio to be set within this range by the board of directors in its sole discretion, in the form attached as Annex A to this proxy statement, requires the approval by a majority of the votes cast by the holders of shares of common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the outcome of this proposal. The adoption and approval of an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of issued shares of the Company’s common stock, by a ratio of not less than 1-for-5 and not more than 1-for-50, with the exact ratio to be set within this range by the board of directors in its sole discretion is a matter considered “routine” under applicable rules. Accordingly, your banker, broker or other nominee may vote your shares on Proposal No. 2 even in the absence of your instruction.

Recommendation of the Board of Directors

Our board of directors recommends that you vote “FOR” the adoption and approval of the amendment to the Restated Certificate of Incorporation of the Company effecting the Reverse Stock Split of the Company’s common stock at a ratio within the range of not less than 1-for-5 and not greater than 1-for-50 to be determined at the sole discretion of the board of directors, without further approval or authorization of stockholders before the filing of an amendment to the Restated Certificate of Incorporation effecting the proposed Reverse Stock Split (Proposal No. 2 on the proxy card).

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 2.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I voting on?	Ratification of the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2025.
Vote recommendation:	“FOR” the ratification of WithumSmith+Brown, PC.
Vote required:	A majority of the votes cast on the proposal.
Effect of abstentions:	None.
Effect of broker non-votes:	Because this is a routine proposal, we do not expect that there will be any broker non-votes. Broker non-votes, if any, will have no effect on the outcome of this proposal.

The Audit Committee of the board of directors has selected WithumSmith+Brown, PC to review the Company’s financial results for the fiscal quarter ended March 31, 2025, and is currently negotiating the engagement of WithumSmith+Brown, PC as our independent registered public accounting firm for the remainder of the fiscal year ending December 31, 2025. WithumSmith+Brown, PC has served as the Company’s independent registered public accounting firm since July 2021, and the Audit Committee has directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Our lead audit partner at WithumSmith+Brown, PC serves no more than five consecutive years in that role. Representatives of WithumSmith+Brown, PC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of WithumSmith+Brown, PC as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of WithumSmith+Brown, PC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting will be required to ratify the selection of WithumSmith+Brown, PC.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to Vaxart for the years ended December 31, 2024 and 2023, by WithumSmith+Brown, PC.

	WithumSmith+Brown, PC for the Year Ended December 31, 2024	WithumSmith+Brown, PC for the Year Ended December 31, 2023
Audit Fees(1)	$730,038	$669,361
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$730,038	$669,361

(1)

Audit Fees consisted of fees for professional services rendered for the audits of our financial statements, including the audits of our annual financial statements and reviews of our interim quarterly reports, and services provided in connection with SEC filings, including consents and comfort letters.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, WithumSmith+Brown, PC. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by WithumSmith+Brown, PC is compatible with maintaining the principal accountant’s independence.

All services rendered by WithumSmith+Brown, PC for the year ended December 31, 2024 were pre-approved in accordance with the policies set forth above.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 3.

PROPOSAL NO. 4

TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT

What am I voting on?	A non-binding vote, known as “say-on-pay,” to approve the 2024 compensation of our named executive officers.
Vote recommendation:	“FOR” the approval of our 2024 named executive officer compensation.
Vote required:	A majority of the votes cast on the proposal.
Effect of abstentions:	None.
Effect of broker non-votes:	None.

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote on a non-binding advisory basis, commonly referred to as “say-on-pay”, to approve the compensation paid to our named executive officers as disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. The board of directors has adopted, consistent with the stockholders’ vote on the matter in 2023, a policy of providing for annual “say-on-pay” votes until the next vote on the frequency of such advisory votes, which is currently expected to occur at the 2029 annual meeting of stockholders. This “say-on-pay” vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement.

This non-binding, advisory proposal is not binding on the board of directors or us. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the board of directors and, accordingly, the board of directors and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding named executive officer compensation arrangements.

Recommendation of the Board of Directors

The board of directors recommends that our stockholders adopt the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the Executive Compensation section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure and related material, set forth in the Company’s definitive Proxy Statement for the Annual Meeting, is hereby APPROVED.”

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of the record date.

Name	Age	Position(s)
Steven Lo	58	President, Chief Executive Officer, Principal Executive Officer, and Director
Phillip E. Lee	38	Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer
Sean Tucker, Ph.D.	57	Senior Vice President and Chief Scientific Officer
Edward B. Berg	61	Senior Vice President and General Counsel
James Cummings, M.D.	59	Chief Medical Officer

The following is biographical information regarding our executive officers, with the exception of Mr. Lo, as of the record date. The biographical information of Mr. Lo is set forth above under Proposal No. 1.

Phillip E. Lee has served as our Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer since December 2022. Prior to joining Vaxart, Mr. Lee was an executive at Clover Biopharmaceuticals, Ltd., a global biotechnology company developing novel vaccines and biologic therapeutics, and served as Chief Financial Officer from January 2021 to July 2022, Chief Operating Officer from February 2022 to July 2022, and Chief Business Officer from January 2021 to February 2022. From April 2018 to January 2021, he served at 4D Molecular Therapeutics, Inc., a clinical-stage biotherapeutics company harnessing the power of directed evolution for targeted genetic medicines, as Senior Director, Finance and was subsequently promoted to Vice President, Finance in January 2019. From December 2015 to March 2018, he served at Cytokinetics, Inc., a biopharmaceutical company focused on discovering, developing and commercializing muscle activators and muscle inhibitors, as Director, Corporate Finance and Business Analysis and was subsequently promoted to Senior Director, Corporate Finance and FP&A in November 2017. He began his career as an investment banker and served at Centerview Partners LLC from June 2009 to July 2015 in positions of increasing responsibility with his last position being Principal. Mr. Lee received a B.S. in Business Administration and a B.S. in Electrical Engineering and Computer Sciences from the University of California, Berkeley.

Sean Tucker, Ph.D. has served as our Chief Scientific Officer since February 2010, and as Senior Vice President since March 2021. From March 2004 to February 2010, Dr. Tucker served as our Vice President of Research and Director of Immunology. Prior to these roles, Dr. Tucker held numerous scientific and engineering roles at various biotechnology companies. Dr. Tucker received a B.S. in chemical engineering from the University of Washington, an M.S. in chemical engineering from the University of California, Berkeley and a Ph.D. in immunology from the University of Washington.

Edward B. Berg has served as our Senior Vice President and General Counsel since February 2022. Mr. Berg has served in senior legal positions at prominent healthcare companies for most of his more than 30-year career and has represented Fortune 500 and mid-cap companies in biotechnology, pharmaceuticals and life sciences. Prior to Vaxart, he served as VP, Deputy General Counsel for BioMarin Pharmaceutical Inc. from July 2018 to January 2022. Mr. Berg previously served as VP Legal and the head attorney supporting Novartis AG’s biosimilar / generic subsidiary, Sandoz US, from June 2016 to June 2018. Mr. Berg’s previous roles include Deputy General Counsel, Pharmaceutical Operations for Sanofi-Aventis U.S. LLC and Sanofi NA Pharmaceuticals, and Senior Corporate Counsel, Research & Development at Bristol-Myers Squibb, Inc. He began his career in healthcare as Senior Attorney / Associate Counsel for Merck & Co, Inc. Mr. Berg received a B.A. from Washington University in economics and political science and a law degree from the University of Pennsylvania Law School.

James Cummings, M.D. has served as our Chief Medical Officer since August 2021. Preceding his role at Vaxart, Dr. Cummings served as President of ICON Government and Public Health Solutions, Inc., a global clinical research organization, from January 2018 until September 2021, providing clinical trial and functional services to government and commercial customers, in support of global health. Prior to joining ICON, Dr. Cummings served as Vice President of Clinical Development and Translational Medicine at Novavax, Inc. from September 2015 until January 2018. There he led the development programs for all Emerging and Re-Emerging Infectious Diseases to provide a timely, broad response across the spectrum of emerging infectious diseases. Dr. Cummings retired as a Colonel in the U.S. Army after 26 years of service, during which he acquired proven track record in vaccine, drug and diagnostics development, and served as Director of the Department of Defense (DoD) Global Emerging Infectious Diseases Surveillance and Response Systems (DoD GEIS) leading Biosurveillance for the US DoD with laboratories and partners in 71 countries and as consultant to the Army Surgeon General for all medical research and development. A graduate of Georgetown University’s School of Medicine, Dr. Cummings trained in Internal Medicine and Infectious Diseases Fellowships at Walter Reed and the National Capital Consortium and has been elected to fellow in the American College of Physicians (FACP), the Infectious Diseases Society of America (FIDSA) and the American Society of Tropical Medicine and Hygiene (FASTMH).

EXECUTIVE COMPENSATION

This section describes the 2024 compensation program established by the Compensation Committee for our named executive officers. Our named executive officers for 2024 were:

Name	Position
Steven Lo	President and Chief Executive Officer(1)
Michael J. Finney, Ph.D.	Interim Chief Executive Officer(2)
Andrei Floroiu, M.B.A.	Former President and Chief Executive Officer(3)
James Cummings, M.D.	Chief Medical Officer
Sean Tucker, Ph.D.	Senior Vice President and Chief Scientific Officer

(1)	Mr. Lo was appointed to serve as President and Chief Executive Officer on March 18, 2024.
(2)	Dr. Michael J. Finney served as Interim Chief Executive Officer from January 16, 2024, until Mr. Lo’s appointment as President and Chief Executive Officer on March 18, 2024.
(3)	Mr. Floroiu resigned as President and Chief Executive Officer of the Company on January 15, 2024.

Compensation Objectives

Our compensation objectives for 2024 are outlined below.

Compensation Objective	Description
Pay-For-Performance	Emphasize performance-based compensation to motivate executives to achieve strong financial, operational and individual performance in a manner that balances short-term and long-term results
Talent Retention	Attract and retain high-caliber executives who can effectively manage our complex global business.
Alignment with Stockholder Interests	Align our executives’ interests with those of our stockholders by making stock-based incentives a core element of our executives’ compensation.

Pay-For-Performance

The guiding principle of our compensation philosophy is that pay should be linked to performance and that the interests of executives and stockholders should be aligned. That principle is embedded in our compensation program, which is designed to optimize alignment between executive pay and actual results.

As described below, the variable components of our compensation program for 2024 were short-term incentives (“STI”) and long-term incentives (“LTI”). Our STI opportunities were provided under an annual cash bonus plan, the payout of which was dependent on corporate and individual performance. Our LTI opportunities were provided through stock options and restricted stock units.

Say-on-Pay

The Compensation Committee has considered the results of the most recent stockholder advisory vote on executive compensation in determining compensation policies and decisions. The Company received support from our stockholders for our executive compensation program in 2024, with a favorable “say-on-pay” vote at our 2024 annual meeting of approximately 67% of the votes cast. The Compensation Committee viewed this result as confirmation that our compensation program is appropriately structured to support our strategic initiatives and our pay-for-performance commitment.

Market Practices

Competitive Compensation Levels

We believe that each element of our compensation program should remain competitive in order to retain, and, if necessary, attract experienced, high-caliber executives.

When setting 2024 compensation levels for the named executive officers, the Compensation Committee retained Aon Consulting, Inc. (“Aon”) as its independent compensation consultant, reporting directly to the Compensation Committee and serving at the sole discretion of the Compensation Committee. During its engagement, Aon was asked to review competitive compensation data, including pay mix and compensation levels. The compensation data was derived from several sources, including the companies in a compensation peer group established by the Compensation Committee, upon advice of Aon, and select compensation surveys. Each of these sources is described below.

For 2024, the Compensation Committee generally attempted to structure compensation for named executive officers at approximately the 25th to 50th percentile of the market data. The Compensation Committee, however, retained discretion to adjust specific compensation elements and levels above or below these guidelines in order to respond to market conditions, promotions, new hires, individual performance or other circumstances.

Compensation Peer Group

The Compensation Committee, after obtaining advice from Aon, established the following criteria for the 2024 compensation peer group:

●	U.S.-based, publicly traded, pre-commercial biopharmaceutical companies

●	Headcount generally between 1/3 and 3x the Company’s headcount

●	Market capitalization generally between 1/3 and 3x the Company’s market capitalization

Based on this criteria, the members of the compensation peer group for 2024 were as follows:

Compensation Peer Group
Adverum Biotechnologies	Inhibrx Biosciences
Allakos	Inovio Pharmaceuticals
Altimmune	Iteos Therapeutics
ALX Oncology	Jasper Therapeutics
Arcturus Therapeutics	Kezar Life Sciences
Armata Pharmaceuticals	Ocugen
Atea Pharmaceuticals	RAPT Therapeutics
Cidara Therapeutics	Sutro Biopharma
Gossamer Bio	Vor Biopharma

The Compensation Committee also reviews market data from the Radford McLagan Compensation Database, which is provided by Aon.

Elements of Total Direct Compensation

A brief summary of our total direct compensation - consisting of base salary, STI opportunities and LTI opportunities - for our named executive officers is set forth below.

Annual Base Salaries

We provide a base salary to retain and attract key executive talent and to align our compensation with market practices. Base salaries are reviewed and established by the Compensation Committee on a competitive basis each year to align with market levels.

As noted above, Mr. Floroiu resigned as Chief Executive Officer on January 15, 2024, and therefore the Compensation Committee did not approve any adjustment to his base salary for 2024.  Dr. Michael J. Finney agreed to serve as Interim Chief Executive Officer upon Mr. Floroiu’s resignation and received a base salary at an annualized rate of $595,000.  When Mr. Lo was appointed to serve as Chief Executive Officer, effective March 18, 2024, he received an annual base salary of $600,000.

During the annual performance review process in February 2024, the Compensation Committee approved a 3.5% merit increase for each of Dr. Cummings and Dr. Tucker, which increased Dr. Cummings’s base salary to $473,616 and Dr. Tucker’s base salary to $448,797, in each case effective March 1, 2024. In June 2024, based on the recommendation of Mr. Lo and applicable market factors, the board of directors approved an increase in the annual base salary for Dr. Cummings from $473,616 to $503,000, retroactive to June 1, 2024.

For more information about the 2024 base salaries for each of our named executive officers, please refer to the “Salary” column of the 2024 Summary Compensation Table on page 37.

Short-Term Incentive Compensation

The STI program is designed to motivate our named executive officers to achieve annual business plan objectives and individual goals.

Each year the Compensation Committee establishes a STI award opportunity for our named executive officers. As noted above, Mr. Floroiu resigned as Chief Executive Officer on January 15, 2024, and therefore he did not participate in the 2024 STI program.  Dr. Michael J. Finney agreed to serve as Interim Chief Executive Officer upon Mr. Floroiu’s resignation, and he participated in the 2024 STI program with an award opportunity equal to 50% of his annual base salary (pro-rated for 2024).  When Mr. Lo was appointed to serve as Chief Executive Officer, effective March 18, 2024, he commenced participation in the 2024 STI program with an award opportunity equal to 50% of his annual base salary.  The Compensation Committee did not make any changes to the STI award opportunities for Dr. Cummings and Dr. Tucker, which remained at 40% of their annual base salary.

The 2024 STI payout levels were determined by the Compensation Committee based on an overall assessment of corporate performance and individual contributions. The Compensation Committee approved certain corporate goals and objectives at the beginning of the year that generally focused on deliverables with respect to five primary areas: the norovirus program, COVID-19, other programs (including Influenza and HPV Therapeutic programs), manufacturing, and finance. Based on its assessment of overall corporate performance and the individual contributions of each participating executive, and its desire to retain a management team that is essential to our continued success, the Compensation Committee recommended, and the board of directors approved, an overall achievement level of 92% for the 2024 STI program, which funded a bonus pool that was allocated among the named executive officers based on recommendations of the Chief Executive Officer (other than with respect to himself) and final approval by the board of directors.

The amount of the 2024 STI award payable to each named executive officer is set forth in the “Non-Equity Incentive Plan Compensation” column of the 2024 Summary Compensation Table of this proxy statement at page 37.

Long-Term Incentives

The Compensation Committee believes that a competitive LTI program is an important component of total direct compensation because it: (i) enhances the retentive value of our compensation; (ii) rewards executives for increasing our stock price and developing long-term value; and (iii) provides executives with an opportunity for stock ownership to align their interests with those of our stockholders.

As noted above, Mr. Floroiu resigned as Chief Executive Officer on January 15, 2024, and therefore he did not participate in the 2025 LTI program.  Dr. Michael J. Finney agreed to serve as Interim Chief Executive Officer upon Mr. Floroiu’s resignation, but he did not participate in the 2024 LTI program given his short tenure in that role. When Mr. Lo was appointed to serve as Chief Executive Officer, effective March 18, 2024, he received a grant under the Vaxart, Inc. 2024 Inducement Award Plan consisting of a stock option to purchase 1,000,000 shares that vests one-fourth on the first anniversary of his start date and thereafter in equal monthly installments over the next three years, and a restricted stock unit award covering 250,000 shares that vests in four equal annual installments.

During the annual performance review process in 2024, the Compensation Committee, with the help of Aon, its independent compensation consultant, conducted a review of the LTI award opportunities for our officers. The Compensation Committee recommended, and the board of directors approved, a grant to each of Dr. Cummings and Dr. Tucker, consisting of a stock option to purchase 410,000 shares that vests one-fourth on the first anniversary of the vesting commencement date and thereafter in equal monthly installments over the next three years, and a restricted stock unit award covering 90,000 shares that vests in four equal annual installments.

2024 Trial Launch Bonus Program

In February 2024, the board of directors, upon the recommendation of the Compensation Committee, approved a $1,000,000 bonus pool under a Trial Launch Bonus Program, that would be allocated and payable to each employee selected by the Chief Executive Officer (including Dr. Cummings and Dr. Tucker).  Under this program, each of Dr. Cummings and Dr. Tucker were eligible to a pro-rata share of the bonus pool equal to 30% of his annual salary as in effect as of December 31, 2023, if he remained employed through the date that the first 1,000 volunteers in the Phase 2 trial had been dosed. To date, there have been no payouts related to the Trial Launch Bonus Program.

Additional Compensation Arrangements

Severance Benefit Plan

During 2024, each of the named executive officers, other than Dr. Michael J. Finney, participated in the Severance Benefit Plan (the “Severance Plan”).

Under the Severance Plan, if a participating named executive officer were terminated other than for cause, death or disability, or resigned for good reason, other than in connection with a change in control, he would be entitled to receive (i) continued payment of base salary for six months (twelve months for Mr. Lo), and (ii) the portion of health insurance premiums paid by the Company, prior to the termination, under our group health insurance plans as provided under COBRA, until the end of the applicable salary continuation period (or, if earlier, such time as the named executive officer is eligible for health insurance coverage with a subsequent employer).

If a participating named executive officer were terminated other than for cause, death or disability, or resigned for good reason, either during the three months before or in the twelve months after a change in control, then he would be entitled to receive (in lieu of the benefits described above): (i) lump sum cash severance equal twelve months of base salary, (ii) the portion of health insurance premiums paid by the Company, prior to the termination, under our group health insurance plans as provided under COBRA, until the end of the applicable salary continuation period (or, if earlier, such time as the named executive officer is eligible for health insurance coverage with a subsequent employer), (iii) full vesting of any unvested time-based equity awards, and (iv) a pro-rated target annual bonus for the year of termination.

In exchange for the severance benefits, the participating named executive officers must agree to comply with the Company’s standard employee invention assignment and confidentiality agreement, return all company property, and sign a release of claims in favor of the Company.

For purposes of the Severance Plan, the term “cause” generally means (i) engaging in willful or gross misconduct or willful or gross neglect; (ii) the commission of a felony or a crime involving any of the following: moral turpitude, dishonesty, breach of trust or unethical business conduct; or the commission of any crime involving the Company or any of its subsidiaries; (iii) fraud, misappropriation or embezzlement; or (iv) the abuse of illegal drugs or other controlled substances or habitual intoxication while providing services for the Company or any of its affiliates.

The term “good reason” generally means the occurrence of any of the following events without the participant’s consent; (i) a material diminution in base salary or target bonus; (ii) a material diminution in authority, duties, or responsibilities; or (iii) a relocation of the principal place of employment or service to a location that increases his or her one-way commute distance by more than 35 miles, subject to applicable notice and cure provisions.

The Severance Plan does not provide a tax gross‐up for named executive officers or any other employees in the event they are subject to golden parachute excise taxes on severance or other payments received in connection with a change in control. The Severance Plan promotes retention incentives for our executives by establishing severance protections for participants that are consistent with market levels, while eliminating the need to negotiate individual severance agreements in connection with an executive’s termination or at the time of hire. The enhanced benefits available upon a change in control increase our retention incentives by reducing the personal uncertainty that arises from the possibility of a future business combination and promoting objectivity in the evaluation of transactions that are in the best interests of our stockholders.

Mr. Lo

In connection with his appointment as President and Chief Executive Officer, Mr. Lo entered into a letter agreement with the Company, dated as of February 21, 2024.  The letter agreement provided for an initial base salary equal to $600,000, a target STI award opportunity equal to 50% of his annual base salary and a grant under the Vaxart, Inc. 2024 Inducement Award Plan consisting of a stock option to purchase 1,000,000 shares that vests one-fourth on the first anniversary of his start date and thereafter in equal monthly installments over the next three years, and a restricted stock unit award covering 250,000 shares that vests in four equal annual installments.  The letter agreement also provides that Mr. Lo will participate in the Severance Plan, with a severance multiple equal to twelve months.

Dr. Michael J. Finney

In connection with his appointment as Interim Chief Executive Officer, Dr. Michael J. Finney entered into a letter agreement with the Company, dated as of January 16, 2024. The letter agreement provided for a base salary equal to $595,000, and a target STI award opportunity equal to 50% of his annual base salary (pro-rated for the 2024 fiscal year). Given his short tenure in the position, Dr. Michael J. Finney did not participate in the LTI program or the Severance Plan.

Mr. Floroiu

In connection with his appointment as Chief Executive Officer of the Company, Mr. Floroiu entered into a letter agreement with the Company, dated as of June 14, 2020. The letter agreement provided for an initial base salary of $400,000 per year, an initial “target” bonus opportunity of 50% of his annual base salary and coverage under the Severance Plan, with his “Non-CiC Severance Period”, as defined in the Severance Plan, set at three months and his “CiC Severance Period”, as defined in the Severance Plan, set at six months. On May 2, 2023, the board of directors approved an amendment to Mr. Floroiu’s offer letter to increase his “Non-CiC Severance Period” to 6 months, and to increase his “CiC Severance Period” to 12 months.

Under his letter agreement, Mr. Floroiu received a stock option on June 15, 2020 to purchase 845,280 shares of the Company’s common stock at a strike price equal to the closing price of the Company’s common stock on the grant date, which vests as follows: 25% on the first anniversary of the grant date and 75% in equal monthly installments over the three-year period commencing on such first anniversary, with accelerated vesting with respect to 50% of any then-unvested option shares upon the Company’s execution of a strategic agreement, as determined by the board, and with accelerated vesting in full in the event of a “change in control”. On that same date, Mr. Floroiu received a stock option to purchase 900,000 shares of the Company’s common stock at a strike price equal to the closing price of the Company’s common stock on the grant date, which vested as follows: (i) one-third if the Company achieves a per share closing price equal to $5.00 or more during any 10-consecutive trading days after the grant date but before November 30, 2020 or such later date as determined by the board (the “Reference Date”), (ii) one-third if the Company achieves a per share closing price equal to $7.50 or more during any 10-consecutive trading days after the grant date but before the Reference Date, and (iii) one-third if the Company achieves a per share closing price equal to $10.00 or more during any 10-consecutive trading days after the grant date but before the Reference Date, in each case subject to continued employment. The performance-based stock option has already vested in full. Mr. Floroiu will not receive any non-employee director cash retainers or other compensation under the Company’s director compensation program for his services as a director while he is serving as Chief Executive Officer. In addition, the letter agreement provides that during the period of his employment with the Company and for a period of two years thereafter, Mr. Floroiu will not compete anywhere in the world outside the State of California with the Company to develop, sell, market, or offer to sell products that are competitive with any products being developed or sold by the Company.

On January 31, 2024, the Company entered into a Separation Agreement with Mr. Floroiu in connection with his termination without cause. Pursuant to the separation agreement, the Company agreed to provide Mr. Floroiu with the following payments and benefits: (i) continued base salary for 12 months, (ii) subsidized health insurance premiums for 12 months, (iii) the 2023 bonus, if any, to which he would have been entitled to receive had he remained employed by the Company through the payout date, (iv) reimbursement of up to $5,000 in attorney fees incurred in negotiating the agreement, (v) accelerated vesting of his equity awards that would have vested through September 30, 2024, and (vi) up to two years to exercise his vested stock options after termination of employment. In exchange for these benefits, Mr. Floroiu signed a release of claims in favor of the Company and agreed to certain confidentiality, non-competition, non-solicitation of personnel and customers, non-disparagement and cooperation covenants. The separation benefits were conditioned upon Mr. Floroiu’s non-revocation of the release of claims and his compliance with the restrictive covenants.

Dr. Cummings

In connection with his appointment as Senior Vice President and Chief Medical Officer of the Company, Dr. Cummings entered into a letter agreement with the Company, dated as of August 16, 2021. The letter agreement provides for an initial base salary of $400,000 per year, an initial “target” bonus opportunity of 40% of his annual base salary and an initial grant of a stock option covering 300,000 shares (effective when he commenced the consulting services described below). In addition, the letter agreement provided that, prior to his start date, Dr. Cummings would provide certain consulting services to the Company at the direction of the Chief Executive Officer with respect to clinical and regulatory matters (including clinical trial design and regulatory strategies both in the U.S. and abroad), interactions with pan-governmental organizations such as WHO and CEPI, and business development activities. Dr. Cummings received a consulting fee at the rate of $100 per hour for these services and entered into a standard consulting agreement with the Company, which terminated on September 26, 2021, the day prior to the date he commenced employment.

Dr. Tucker

In connection with his appointment as Vice President, Research and Director of Immunology, Dr. Tucker entered into a letter agreement with the Company, dated as of May 20, 2006. The letter agreement provided that, if Dr. Tucker’s employment were terminated without “cause”, or he voluntarily resigned for “good reason”, then one-half of his then outstanding and unvested stock options shall vest and become immediately exercisable, except that if there are fewer than one-half of the option shares unvested at that time, then all remaining unvested option shares would vest and become immediately exercisable. During the term of his employment, Dr. Tucker agreed that he would not render any commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the board of directors. He also agreed not to directly or indirectly engage or participate in any business that is competitive with the Company's business.

Retirement Plan

We maintain a tax-qualified retirement plan that provides eligible employees, including our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees may defer eligible compensation up to certain tax code limits, which are updated annually. Employees are immediately and fully vested in their own contributions. We make matching contributions to participants in the 401(k) plan annually in arrears in an amount equal to the employee’s deferral up to a maximum of 3% of the employee’s annual eligible earnings, which are immediately and fully vested. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not taxable to the employees until withdrawn or distributed from the 401(k) plan. The named executive officers did not participate in, or otherwise receive any benefits under any pension plan or nonqualified deferred compensation plan.

2024 Summary Compensation Table

The following table provides information regarding the compensation for services rendered that was earned by our named executive officers during the years ended December 31, 2024 and 2023.

Name and Principal Position	Fiscal Year	Salary	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Steven Lo(5)	2024	$473,810	$290,000	$1,044,370	$272,000	$5,588	$2,085,768
President and Chief Executive Officer	2023	$—	$—	$—	$—	$—	$—

Michael J. Finney, Ph.D.(6)	2024	$110,521	$12,312	$66,069	$46,364	$70,124	$305,390
Former Interim Chief Executive Officer	2023	$—	$—	$—	$—	$—	$—

Andrei Floroiu, M.B.A.(5)	2024	$81,403	$76,700	$1,027,902	$—	$745,351	$1,931,356
Former President and Chief Executive Officer	2023	$568,333	$286,833	$801,895	$198,917	$10,866	$1,866,844

James Cummings, M.D.	2024	$488,087	$104,400	$428,192	$179,700	$12,156	$1,212,535
Chief Medical Officer	2023	$454,667	$151,593	$428,840	$128,128	$11,706	$1,174,934

Sean Tucker, Ph.D.	2024	$446,267	$104,400	$428,192	$164,300	$11,872	$1,155,031
Chief Scientific Officer	2023	$428,267	$147,542	$428,840	$121,414	$11,422	$1,137,485

(1)

Reflects the grant date fair value of time-based restricted stock unit awards computed in accordance with the Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. See Note 10 to the consolidated financial statements included in our Annual Report for the fiscal year ended December 31, 2024, filed with the SEC on March 20, 2025, for a discussion of the relevant assumptions used in calculating value pursuant to FASB ASC Topic 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For Mr. Floroiu, the amounts also include the incremental fair value of restricted stock unit awards, calculated in accordance with FASB ASC Topic 718 as a result of the accelerated vesting of those awards in connection with his termination.

(2)

Reflects the grant date fair value of stock option awards for the applicable year computed in accordance with ASC Topic 718. See Note 10 to the consolidated financial statements included in our Annual Report for the fiscal year ended December 31, 2024, filed with the SEC on March 20, 2025, for a discussion of the relevant assumptions used in calculating the grant date fair value pursuant to FASB ASC Topic 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options. For Mr. Floroiu, the amounts also include the incremental fair value of restricted stock unit awards, calculated in accordance with FASB ASC Topic 718 as a result of the accelerated vesting and extended exercisable period of those awards in connection with his termination.

(3)	Reflects the bonuses awarded to the named executive officers for the applicable year under the Short-Term Incentive Program.

(4)

Reflects an employer match under the Company’s 401(k) plan, premiums paid by the Company under the group-term life insurance program, and an employer match under the Health Savings Account as applicable. For Mr. Floroiu, the amounts also include the cash severance benefits that he received in connection with his termination, including (i) continued base salary for 12 months and (ii) subsidized health insurance premiums for 12 months. For Dr. Michael J. Finney, the amounts also include compensation received as a non-employee director during 2024.

(5)	On January 15, 2024, Mr. Floroiu resigned as President and Chief Executive Officer of the Company. On March 18, 2024, Mr. Lo was appointed to serve as President and Chief Executive Officer.

(6)

Dr. Michael J. Finney, who serves on the board of directors, also served as Interim Chief Executive Officer from January 16, 2024, until Mr. Lo’s appointment as President and Chief Executive Officer on March 18, 2024.  The amount reported in the “Salary” column reflects the base salary that Dr. Michael J. Finney earned in his role as Interim Chief Executive Officer from January 16, 2024, until March 18, 2024, and the amount reported in the “Non-Equity Incentive Plan Compensation” column reflects the pro-rated bonus that Dr. Michael J. Finney received under the 2024 annual bonus program. The amount reported in the “Stock Awards” and “Option Awards” columns reflect equity retainers that Dr. Michael J. Finney received, and the amounts reported in the “All Other Compensation” column reflect cash retainers that Dr. Michael J. Finney received, in each case for his services as a non-employee director in 2024 (i.e., when he was not serving as Interim Chief Executive Officer) under the Company’s Non-Employee Director Compensation Program.

Outstanding Equity Awards as of December 31, 2024

The following table presents, for each of our named executive officers, information regarding outstanding stock options and RSUs held as of December 31, 2024.

	Options Awards							Stock Awards
Name	Vesting commencement date	Number of securities underlying unexercised options exercisable		Number of securities underlying unexercised options unexercisable		Options exercise price ($)	Options expiration date	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested(1)
Steven Lo	3/18/2024	—		1,000,000	(2)	$1.16	3/17/2034
	3/18/2024							250,000	(3)	$165,000

Michael J. Finney, Ph.D.	6/8/2020	65,700	(5)	—		$2.39	6/7/2030
	6/16/2021	15,097	(5)	—		$7.79	6/15/2031
	8/4/2022	44,224	(5)	—		$3.91	8/3/2032
	6/26/2023	44,224	(5)	—		$0.74	6/25/2033
	6/11/2024	—		95,400	(4)	$0.77	6/10/2034
	6/12/2024							16,000	(4)	$10,560

Andrei Floroiu, M.B.A.(6)	6/8/2020	54,720	(5)	—		$1.71	1/15/2026
	6/15/2020	900,000	(5)	—		$2.46	1/15/2026
	6/15/2020	845,280	(5)	—		$2.46	1/15/2026
	6/16/2021	218,750	(5)	—		$6.27	1/15/2026
	3/28/2022	343,750	(5)	—		$5.09	1/15/2026
	3/17/2023	296,875	(5)	—		$0.78	1/15/2026
	3/17/2023	400,000	(5)	—		$0.78	1/15/2026

James Cummings, M.D.	8/16/2021	250,000		50,000	(2)	$8.44	8/15/2031
	3/28/2022	180,469		82,031	(2)	$5.09	3/27/2032
	3/28/2022							21,874	(3)	$14,437
	3/17/2023	187,917		222,083	(2)	$0.78	3/16/2033
	3/17/2023	205,000	(5)	—		$0.78	3/16/2033
	3/17/2023							67,500	(3)	$44,550
	3/18/2024	—		410,000(2)		$1.16	3/17/2034
	3/18/2024							90,000	(3)	$59,400

Sean Tucker, Ph.D.	7/23/2015	10,067	(5)	—		$17.49	7/22/2025
	3/25/2016	7,731	(5)	—		$12.98	3/24/2026
	6/14/2017	9,060	(5)	—		$4.07	6/23/2027
	2/13/2018	14,000	(5)	—		$5.17	5/24/2028
	5/10/2019	84,061	(5)	—		$0.77	5/11/2029
	3/24/2020	360,000	(5)	—		$1.70	3/23/2030
	3/25/2021	93,750		6,250	(2)	$6.27	3/24/2031
	3/28/2022	180,469		82,031	(2)	$5.09	3/27/2032
	3/28/2022							21,874	(3)	$14,437
	3/17/2023	205,000(5)		—		$0.78	3/16/2033
	3/17/2023	187,917		222,083	(2)	$0.78	3/16/2033
	3/17/2023							67,500	(3)	$44,550
	3/18/2024	—		410,000	(2)	$1.16	3/17/2034
	3/18/2024							90,000	(3)	$59,400

(1)	Market value of restricted stock units that have not vested was determined by multiplying the number of shares by $0.66, the closing price of our common stock on December 31, 2024.

(2)	The option award vests as to 25% of the underlying shares on the first anniversary of the applicable vesting commencement date and in 36 equal monthly installments thereafter.

(3)	Represents remainder of an award that vest in four equal annual installments beginning on the first anniversary of the applicable vesting commencement date.

(4)

The award fully vests on the earlier of the date immediately preceding the date of the annual meeting of stockholders of the Company held in the year following the vesting commencement date and the first anniversary of the vesting commencement date.

(5)	The shares subject to these options are fully vested.

(6)	All restricted stock units and options ceased to vest upon Mr. Floroiu’s resignation on January 15, 2024. Any unvested equity awards at such time were forfeited.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

While we do not have a formal written policy in place with regard to the timing of awards of options in relation to the disclosure of material nonpublic information, our board of directors and the Compensation Committee do not seek to time equity grants to take advantage of information, either positive or negative, about our company that has not been publicly disclosed. Similarly, it is our practice not to time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation.

Pay Versus Performance

The information provided below is mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, which requires that we, among other things, report the amount of “compensation actually paid” to our named executive officers. These amounts are calculated in accordance with applicable SEC rules, and do not reflect the actual amount of compensation earned by or paid to our named executive officers during each applicable year.

Year	Summary Compensation Table (“SCT”) Total for PEO (1)	Compensation Actually Paid (“CAP”) to PEO(1)(4)	SCT Total for PEO(2)	CAP to PEO(2)(4)	SCT Total for PEO(3)	CAP to PEO(3)(4)	Average SCT Total for Non-PEO NEOs	Average CAP to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(5)	Net Income (thousands)(6)
2024	$1,931,356	$229,973	$2,085,768	$1,477,303	$305,390	$302,602	$1,183,783	$1,084,937	$11.60	$(66,948)
2023	$1,866,844	$1,388,914	—	—	—	—	$1,156,210	$928,550	$10.03	$(82,465)
2022	$3,589,392	$(2,069,628)	—	—	—	—	$1,911,794	$(185,759)	$16.83	$(107,758)

(1)	These columns reflect the SCT and CAP information with respect to Mr. Floroiu who resigned as Chief Executive Officer of the Company on January 15, 2024.

(2)	These columns reflect the SCT and CAP information with respect to Mr. Lo, our current Chief Executive Officer.

(3)

These columns reflect the SCT and CAP information with respect to Dr. Michael J. Finney, who has served as Interim Chief Executive Officer from January 16, 2024, until Mr. Lo’s appointment as Chief Executive Officer on March 18, 2024.

(4)

As required by applicable SEC rules, CAP was calculated by beginning with the total amount reported in the SCT for the applicable year, (i) subtracting the grant date fair value of stock awards reported in the Stock Awards column of the SCT, (ii) subtracting the grant date fair value of option awards reported in the Option Awards column of the SCT, and (iii) adding the change in fair value of stock and option awards for the applicable year.

Fair value amounts were computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under generally accepted accounting principles. The fair value amounts were calculated using our stock price on the last day of each fiscal year or the date of vesting, as applicable. For 2024, we used the following additional assumptions to determine the fair value of stock option awards under the Black-Scholes-Merton option-pricing model: (i) risk-free return rate: 3.38% - 4.68%; (ii) expected option term (in years): 0.85 - 6.61 years; and (iii) expected volatility: 85.16% - 135.47%.

Mr. Floroiu is included as the PEO for 2022 and 2023. Mr. Floroiu, Dr. Michael Finney and Mr. Lo are included as PEO for 2024. The non-PEO named executive officers included in the average for each covered fiscal year are: Dr. Tucker and Dr. Cummings.

Following is a reconciliation of the SCT total and the CAP for 2024.

Fiscal		SCT	Grant Date Value of New Awards	Year End Value of New Awards	Change in Value of Unvested Awards	Change in Value of Vested Awards	Fair Value of Vested Awards Granted and Vested in Current Fiscal Year	Fair Value at Start of Fiscal Year of Awards That Failed to Meet Vesting Conditions	Total Equity Award Adjustments	CAP
Year	Executives	(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)
2024	PEO: Andrei Floroiu, M.B.A.	$1,931,356	$(1,104,602)	—	—	$(154,397)	—	$(442,384)	$(596,781)	$229,973
	PEO: Steven Lo	$2,085,768	$(1,334,370)	$725,905	—	—	—	—	$725,905	$1,477,303
	PEO: Michael J. Finney, Ph.D.	$305,390	$(78,381)	$65,032	—	$10,560	—	—	$75,593	$302,602
	Non-PEO NEO Average	$1,183,783	$(532,592)	$289,345	$20,846	$123,556	—	—	$433,746	$1,084,937

(A) The dollar amounts reported in the Summary Compensation Table for 2024.

(B) The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for 2024.

(H) The recalculated value of equity awards for 2024 includes the addition (or subtraction, as applicable) of the following:

(C) The year-end fair value of any equity awards granted in the year that are outstanding and unvested as of the end of the year;

(D) the amount of change as of the end of the year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year;

(E) for awards that vest in the year, the change in the fair value as of the vesting date from the beginning of the year;

(F) for awards that are granted and vest in the year, the change in the fair value as of the vesting date from the beginning of the year; and

(G) for awards that failed to meet vesting conditions in the year, the fair value at the start of the fiscal year.

(5)

Company total shareholder return (“TSR”) represents the cumulative investment return of an initial fixed $100 investment in our common stock during the period commencing on December 31, 2021 and ending on the last day of the covered fiscal year, assuming reinvestment of all dividends. The Company TSR reflected in the table above may not be indicative of future performance.

(6)	Reflects net income (loss) for the covered fiscal year, as reported in our Form 10-K for such year.

Required Supplemental Graphs Showing Relationship Between:

CAP and Company TSR

The graph below illustrates the relationship between the CAP to our PEO and the other NEOs and the Company’s TSR during the period covered by the Pay versus Performance Table.

CAP and Net Income

The graph below illustrates the relationship between the CAP to our PEO and the other NEOs and the Company’s net income during the period covered by the Pay versus Performance Table.

DIRECTOR COMPENSATION

During 2024, our non-employee directors were compensated in the following manner under our director compensation program.

The Company’s director compensation program is designed to enhance our ability to attract and retain highly qualified directors and to align their interests with the long-term interests of its stockholders. The program includes a cash component, which is intended to compensate non-employee directors for their service on our board of directors and an equity component, which is intended to align the interests of non-employee directors and stockholders. Directors who are employees of the Company receive no additional compensation for their service on our board of directors.

The Compensation Committee annually reviews compensation paid to our non-employee directors and makes recommendations for adjustments, as appropriate, to the full board of directors. As part of this annual review, the Compensation Committee considers the significant time commitment and skill level required by each non-employee director in serving on our board of directors and its various committees. The Compensation Committee seeks to maintain a market competitive director compensation program and, with the assistance of its independent compensation consultant, benchmarks our director compensation program against those maintained by the peer group we use to evaluate our executive compensation program.

Under the director compensation program for 2024, our non-employee directors received the following cash compensation for their service on our board of directors and its committees:

●	$40,000 annual cash retainer;

●	$30,000 for the Chair of the board of directors;

●	$20,000 for the chair of the Audit Committee and $10,000 for each of its other members;

●	$12,000 for the chair of the Compensation Committee, and $6,000 for each of its other members;

●	$10,000 for the chair of the Nominating and Governance Committee, and $5,000 for each of its other members; and

●	$15,000 for the chair of the Science and Technology Committee, and $7,500 for each of its other members.

In February 2024, the Compensation Committee approve an additional cash retainer of $20,000 for Mr. Yedid to recognize the significant time that he had spent, in his capacity as a member of the board of directors, assisting and advising the Company on certain strategic transactions, financings and management issues.

In addition, each non-employee director who is initially elected or appointed to the board after the effective date of the program shall automatically be granted on the day of such first election or appointment: (i) a stock option to purchase 190,800 shares of our shares of common stock, and (ii) a RSU award covering 32,000 shares of our common stock (the “Initial Award”). Each Initial Award shall vest and become exercisable in substantially equal installments on each of the first three anniversaries of the date of grant, subject to the non-employee director continuing in service on the board through each such vesting date.

A non-employee director who is serving on the board as of the date of any annual meeting after the effective date of the program, and who will continue to serve as a non-employee director immediately following such meeting, shall automatically be granted on the date of such annual meeting: (i) a stock option to purchase 95,400 shares of our common stock, and (ii) a RSU award covering 16,000 shares of our common stock (the “Annual Award”), which amounts are pro-rated for new directors to reflect their service since the last annual meeting. Each Annual Award shall vest and become exercisable on the earlier of (x) the first anniversary of the date of grant, or (y) the date immediately prior to the next annual meeting of the Company’s stockholders following the date of grant, subject to the non-employee director continuing in service on the board through such vesting date.

Upon a change in control, all outstanding equity awards that are held by a non-employee director shall become fully vested and exercisable.

2024 Director Compensation

The following table provides director compensation information for each of the non-employee directors of the board of directors who served between January 1, 2024, and December 31, 2024. Dr. Michael J. Finney served as Interim Chief Executive Officer from January 16, 2024 until March 18, 2024 and, therefore, his compensation, including compensation received as a non-employee director during 2024, is included in the Summary Compensation Table.

Name	Fees earned or paid in cash	Stock Awards(2)	Option Awards(2)	Total
Elaine J. Heron, Ph.D.	$65,398	$12,312	$66,069	$143,779
W. Mark Watson	$64,500	$12,312	$66,069	$142,881
David Wheadon, M.D.	$68,595	$12,312	$66,069	$146,976
Robert A. Yedid(1)	$80,152	$12,312	$66,069	$158,533

(1) Mr. Yedid resigned as a director on January 28, 2025.

(2) Reflects the grant date fair value of restricted stock unit awards and stock option awards for the year computed in accordance with ASC Topic 718. See Note 10 to the consolidated financial statements included in our Annual Report for the fiscal year ended December 31, 2024, filed with the SEC on March 20, 2025, for a discussion of the relevant assumptions used in calculating the grant date fair value pursuant to FASB ASC Topic 718.

Name	Number of shares underlying RSUs	Number of shares underlying stock options
Elaine J. Heron, Ph.D.	16,000	95,400
W. Mark Watson	16,000	95,400
David Wheadon, M.D.	16,000	95,400
Robert A. Yedid	16,000	95,400

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 12, 2024, by:

●	each nominee for director;
●	each current executive officer
●	all current executive officers and nominees for director as a group; and
●	all those known by us to be beneficial owners of more than five percent of our outstanding common stock.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 228,208,284 shares outstanding on March 26, 2025, adjusted as required by rules promulgated by the SEC.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Vaxart, Inc., 170 Harbor Way, Suite 300, South San Francisco, California 94080.

Name of Beneficial Owners	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
5% or Greater Stockholders
Sio Capital Management, LLC	11,515,315	(1)	5.0%
Named Executive Officers, Directors, and Director Nominees
Steven Lo	331,804	(2)	*
Andrei Floroiu, M.B.A.	3,266,985	(3)	1.4%
James Cummings, M.D.	1,258,414	(4)	*
Sean Tucker, Ph.D.	1,617,962	(5)	*
Michael J. Finney, Ph.D.	951,485	(6)	*
Kevin P. Finney	—	(7)	*
Elaine J. Heron, Ph.D.	231,524	(8)	*
W. Mark Watson	271,797	(9)	*
David Wheadon, M.D.	280,298	(10)	*
Robert A. Yedid(12)	197,975	(11)	*
All directors and executive officers as a group (10 individuals)(13)	6,635,464		2.9%

*	Less than 1.0%

(1)

Based solely on a Schedule 13G filed on February 10, 2025, by Sio Capital Management, LLC (“Sio Capital”). Consists of 11,515,315 shares of common stock held by various investors, for which Sio Capital serves as an investment adviser. Sio Capital may be deemed to beneficially own the 11,515,315 shares of common stock but disclaims beneficial ownership of such shares. The principal business office of Sio Capital is 600 Third Avenue, 2nd Floor, New York, New York 10016.

(2)	Consists of (i) 40,138 shares of common stock directly held by Mr. Lo, and (ii) 291,666 shares issuable pursuant to stock options exercisable within 60 days of March 26, 2025.

(3)	Consists of (i) 207,610 shares of common stock held directly by Mr. Floroiu, and (ii) 3,059,375 shares issuable pursuant to stock options exercisable within 60 days of March 26, 2025.

(4)

Consists of (i) 208,675 shares of common stock held directly by Dr. Cummings, and (ii) 1,038,802 shares issuable pursuant to stock options exercisable and 10,937 shares issuable pursuant to restricted stock unit vesting within 60 days of March 26, 2025.

(5)

Consists of (i) 204,029 shares held directly by Dr. Tucker, (ii) 51,465 shares held jointly by Frances Chang and Dr. Tucker, (iii) 9,060 shares held by Dr. Tucker’s spouse, and (iv) 1,342,471 shares issuable pursuant to stock options exercisable and 10,937 shares issuable pursuant to restricted stock unit vesting within 60 days of March 26, 2025.

(6)

Consists of (i) 670,840 shares of common stock held directly by Dr. Michael J. Finney, and (ii) 264,645 shares issuable pursuant to stock options exercisable and 16,000 shares issuable pursuant to restricted stock unit vesting within 60 days of March 26, 2025.

(7)	Mr. Kevin P. Finney does not own any common stock of the Company.

(8)

Consists of (i) 19,649 shares of common stock held directly by Dr. Heron, and (ii) 195,875 shares issuable pursuant to stock options exercisable and 16,000 shares issuable pursuant to restricted stock unit vesting within 60 days of March 26, 2025.

(9)

Consists of (i) 57,208 shares of common stock held directly by Mr. Watson, and (ii) 198,589 shares issuable pursuant to stock options exercisable and 16,000 shares issuable pursuant to restricted stock unit vesting within 60 days of March 26, 2025.

(10)

Consists of (i) 14,750 shares of common stock held directly by Dr. Wheadon, and (ii) 249,548 shares issuable pursuant to stock options exercisable and 16,000 shares issuable pursuant to restricted stock unit vesting within 60 days of March 26, 2025.

(11)	Consists of (i) 18,490 shares of common stock held directly by Mr. Yedid, and (ii) 179,485 shares issuable pursuant to stock options exercisable vesting within 60 days of March 26, 2025.

(12)	Mr. Yedid resigned as a director on January 28, 2025.

(13)

Does not include Mr. Floroiu, who resigned as President and Chief Executive Officer of the Company and as a member of the board of directors in January 2024, and Mr. Yedid, who resigned as a member of the board of directors in January 2025.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Vaxart. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2024, all Section 16(a) filing requirements applicable to our officers, directors, and greater than ten percent beneficial owners were complied with, except that, each of Messrs. Lee, Tucker, Berg, and Cummings filed one late Form 4 with respect to one transaction due to administrative oversight.

TRANSACTIONS WITH RELATED PARTIES

Related-Party Transaction Policy and Procedures

We have adopted a written Related Party Transaction Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related party transactions.” For purposes of our policy only, a “related party transaction” is a transaction, arrangement or relationship (including indebtedness or a guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which we and any “related party” are, were or will be participants involving an amount that exceeds $120,000 and in which any “related party” has a direct or indirect material interest. Certain types of related party transactions are deemed to be pre-approved or ratified, as applicable, including: (i) the payment of compensation by us to our executive officers or directors; and (ii) a transaction where the related party’s interest arises solely from the ownership of a class of equity securities of the Company and all holders of that class of equity securities received the same benefit on a pro rata basis. A related party is any executive officer, director, nominee to become a director or more than 5% stockholder of us, including any of their immediate family members, and any entity owned or controlled by such persons. We describe below such transactions or series of similar transactions to which we have been or were a party since January 1, 2023.

Under the policy, where a transaction has been identified as a related party transaction, management must present information regarding the proposed related party transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the board of directors) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related parties, the benefits to us of the transaction and whether any alternative transactions were available. To identify related party transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related party transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related party is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related party transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

Certain Related-Person Transactions

Indemnity Agreements

We have entered into indemnity agreements with our executive officers and directors which provide, among other things, that we will indemnify and advance expenses incurred in connection with certain actions, suits or proceedings to such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

Letter Agreements

We have entered into letter agreements, employment agreements and change in control arrangements with our executive officers. For more information regarding these agreements, see the “Executive Compensation” section of this proxy statement.

On January 31, 2024, we entered into a Separation Agreement with Mr. Floroiu, our former President and Chief Executive Officer. For a description of Mr. Floroiu’s separation arrangements, see the “Executive Compensation — Additional Compensation Arrangements” section of this proxy statement.

Equity Grants

We have granted stock options to our executive officers and members of our board of directors. For a description of our executive officers’ options, see the “Executive Compensation — Outstanding Equity Awards as of December 31, 2024” section of this proxy statement.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Vaxart stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

FORM 10-K INFORMATION; OTHER SEC FILINGS

We file annual and quarterly reports and other reports and information with the SEC. These reports and other information can be read over the Internet at the SEC’s website at http://www.sec.gov or at our website at http://www.vaxart.com. Information contained on or accessible through, including any reports available on, our website or any other website referenced in this proxy statement is not part of this proxy statement. References to websites in this proxy statement are intended to be inactive textual references only.

A copy of Vaxart’s Annual Report on Form 10-K for the year ended December 31, 2024, is available without charge upon written request to: Secretary, Vaxart, Inc., 170 Harbor Way, Suite 300, South San Francisco, California 94080.

OTHER MATTERS

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. As always, we encourage you to vote your shares prior to the Annual Meeting.

By Order of the Board of Directors

Michael J. Finney, Ph.D.

Chair of the Board

__________, 2025

ANNEX A

CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION OF
VAXART, INC.

Vaxart, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is Vaxart, Inc.

SECOND: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending the Restated Certificate of Incorporation of the Corproation, as amended, as follows:

Article FOURTH of the Restated Certificate of Incorporation of the Corporation, as amended, is hereby further amended by adding the following paragraph at the end of Article Fourth therof:

“Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment [     ]1 shares of the common stock par value $0.10 per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time shall, automatically without further action on the part of the respective holders thereof, be reclassified as one share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Holders of Old Common Stock who otherwise would be entitled to receive fractional shares of Common Stock as a result of the Reverse Stock Split shall instead be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the product obtained by multiplying (a) the closing price per share of the Old Common Stock as reported on The Nasdaq Capital Market as of the date immediately preceding the date of the Effective Time, by (b) the fraction of one share owned by the stockholder. Each certificate that immediately prior to the Effective Time represented shares of Old Common Stock (“Old Certificates”) shall thereafter be deemed to represent the number of whole shares of Common Stock into which the shares of Old Common Stock represented by the Old Certificate shall have been reclassified pursuant to the Reverse Stock Split, unless and until the same shall be surrendered to the Corporation for transfer or exchange.”

THIRD: Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation entitld to vote thereon for adoption thereby, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Remainder of the Page Intentionally Left Blank]

1 Shall be a number equal to or greater than five (5) and equal to or less than fifty (50) (it being understood that any number within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the Board of Directors and stockholders in accordance with Section 242 of the Delaware General Corporation Law with each such form of the Certificate of Amendment (other than the Certificate of Amendment, if any, that is filed with the Secretary of State of the State of Delaware) to be abandoned immediately prior to the filing of the Certificate of Amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this       day of                20     .

VAXART, INC.

By:
Name:
Title:

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED MARCH 31, 2025

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 20, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VXRT2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 20, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V69434-P28706

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VAXART, INC.

The Board of Directors recommends you vote FOR ALL the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Kevin P. Finney
02) Michael J. Finney, Ph.D.
03) Elaine J. Heron, Ph.D.
04) Steven Lo
05) W. Mark Watson
06) David Wheadon, M.D.

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or at any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V69435-P28706

Vaxart, Inc.
2025 Annual Meeting of Stockholders
May 21, 2025 at 8:30 a.m. Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Steven Lo and Edward B. Berg (the "Proxies"), each with full power of substitution and power as proxy, to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the 2025 Annual Meeting of Stockholders of Vaxart, Inc., to be held virtually, via live webcast at www.virtualshareholdermeeting.com/VXRT2025, on Wednesday, May 21, 2025 at 8:30 a.m. Pacific Time, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" proposals 1, 2, 3 and 4 in accordance with the Board of Directors' recommendations. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side